Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO THE

RECEIVABLES PURCHASE AGREEMENT

This THIRD AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 31, 2025, is entered into by and among the following parties:

(i)	GRAY AR, LLC, Seller;

(ii)	GRAY MEDIA, INC. (f/k/a GRAY TELEVISION, INC.) (“Gray”), as initial Master Servicer;

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Purchaser;

(iv)	TRUIST BANK (“Truist”), as a Purchaser;

(v)	REGIONS BANK (“Regions”), as a Purchaser;

(vi)	PNC CAPITAL MARKETS LLC (“PNCCM”), as Structuring Agent; and

(vii)	WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent and as a Purchaser.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.

BACKGROUND

WHEREAS, the Seller, the Master Servicer, Bank of America, National Association (“BofA”), Truist, Regions and Wells have entered into a Receivables Purchase Agreement, dated as of February 23, 2023 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”);

WHEREAS, concurrently herewith, the Seller, the Master Servicer, the Originator, the Performance Guarantor, BofA and the Administrative Agent are entering into that certain Payoff Agreement, dated as of the date hereof (the “Payoff Agreement”), pursuant to which, among other things, BofA is being removed as a party to the Receivables Purchase Agreement and the other Transaction Documents;

WHEREAS, concurrently herewith, the Seller, the Administrative Agent and the Purchasers are entering into the certain Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”);

WHEREAS, the Administrative Agent and each of the Purchasers hereby acknowledges receipt prior to the date hereof of an Investment Request from the Seller requesting an Investment in the aggregate amount of $125,000,000 be made by PNC and a proposed date of such requested Investment as the date hereof (such Investment Request, the “Subject Investment Request” and the related Investment, the “Subject Investment”);

WHEREAS, PNCCM desires to join the Receivables Purchase Agreement as “Structuring Agent” thereunder; and

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.    Joinder of PNC and PNCCM.

(a)    PNC as a Purchaser. Effective as of the date hereof, PNC shall be a Purchaser under the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchasers contained in the Receivables Purchase Agreement and the other Transaction Documents.

(b)    PNCCM as Structuring Agent. Effective as of the date hereof, PNCCM shall be the Structuring Agent under the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents and PNCCM assumes all related rights and agrees to be bound by all of the terms and provisions applicable to the Structuring Agent contained in the Receivables Purchase Agreement and the other Transaction Documents.

(c)    Credit Decision. Each of PNC and PNCCM (i) confirms to the Administrative Agent and each other Purchaser that it has received a copy of the Receivables Purchase Agreement, the other Transaction Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Purchaser or any of such parties’ respective Affiliates, based on such documents and information as PNC and PNCCM shall deem appropriate at the time, continue to make their own credit decisions in taking or not taking action under the Receivables Purchase Agreement and any other Transaction Document. The Administrative Agent and the other Purchasers make no representation or warranty and assume no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Purchase Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any Gray Party or the performance or observance by any Gray Party of any of their respective obligations under the Receivables Purchase Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

2

(d)    Consents to Joinder. Each of the parties hereto hereby consents to (i) the foregoing joinder of PNC in the capacity of a Purchaser, and (ii) the foregoing joinder of PNCCM in the capacity of Structuring Agent, and, in each case, any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transactions, other than as set forth herein are hereby waived.

SECTION 2.    Non-Ratable Investments, Rebalancing and Consents.

(a)    Allocation of Capital. As of the date hereof and prior to giving effect to this Amendment and the Payoff Agreement, the aggregate outstanding Capital of Wells was $105,000,000 (the “Existing Wells Capital”), the aggregate outstanding Capital of BofA was $65,000,000 (the “Existing BofA Capital”), the aggregate outstanding Capital of Regions was $65,000,000 (the “Existing Regions Capital”), and the aggregate outstanding Capital of Truist was $65,000,000 (the “Existing Truist Capital”; together with the Existing Wells Capital, the Existing BofA Capital and the Existing Regions Capital, the “Current Outstanding Capital”). In connection with this Amendment and the Payoff Agreement, the parties hereto and thereto desire to provide for (i) the repayment in full of the Existing BofA Capital, (ii) the non-ratable Subject Investment and (iii) the rebalancing of the Capital of the Purchasers.

(b)    Non-Ratable Investment. Notwithstanding the requirements set forth in Sections 2.01 and 2.02 of the Receivables Purchase Agreement that all payments of Capital to the Seller be made ratably by the Purchasers based on the Commitments, the Seller hereby requests, on a one-time basis, that in connection with this Amendment and the Payoff Agreement, that (i) the Subject Investment be allocated solely to PNC, (ii) Regions make an Investment on the date herein in the amount of $20,000,000 and (iii) Wells make an Investment on the date hereof in the amount of $20,000,000. For administrative convenience, the Seller hereby requests that on the date hereof (i) PNC transfer the proceeds of the Subject Investment directly to the Administrative Agent, (ii) Regions transfer the proceeds of its Investment directly to the Administrative Agent, (iii) Wells transfer the proceeds of its Investment directly to the Administrative Agent and (iv) the Administrative Agent distributes the applicable amounts set forth in Exhibit B to the Seller, BofA and the applicable Purchasers in accordance with the applicable wiring instructions set forth in Exhibit B. In the event that the Administrative Agent does not receive each of the amounts set forth above by 3:00 p.m. (New York City time) on the date hereof, the Administrative Agent shall promptly return to the applicable Purchaser the amounts distributed by such Purchaser to the Administrative Agent pursuant to the above. Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall have no obligation to distribute or pay any amount set forth in Exhibit B except to the extent actually received by the Administrative Agent from the Purchasers.

After giving effect to the non-ratable Investments set forth above and the other distributions set forth in Exhibit B, the aggregate outstanding Capital of Wells will be $125,000,000, the aggregate outstanding Capital of PNC will be $125,000,000, the aggregate outstanding Capital of Regions will be $85,000,000, and the aggregate outstanding Capital of Truist will be $65,000,000.

3

(c)    Consents. Subject to the terms and conditions set forth in this Amendment, each of the Purchasers that are a party hereto: (i) acknowledges such requests set forth in clause (b) above, (ii) consents to a one-time non-ratable Investment by the applicable Purchasers on the date hereof in accordance with clause (b) above; it being understood and agreed that the funding by each of the Purchasers of the Investments set forth in clause (b) above shall be subject to the satisfaction of the applicable conditions set forth in Section 6.02 of the Receivables Purchase Agreement and (iii) acknowledges, consents and agrees to the terms of the Payoff Agreement and the full repayment of the Existing BofA Capital on the date hereof in accordance with the terms of the Payoff Agreement and waives any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transaction Documents (other than as set forth herein).

SECTION 3.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

(a)    The Receivables Purchase Agreement (including the Exhibits and Schedules thereto) is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.

(b)    Exhibit G to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit G attached hereto.

(c)    Exhibit J to the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit J attached hereto.

SECTION 4.    Representations and Warranties of the Seller and the Master Servicer. The Seller and the Master Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)    Representations and Warranties. The representations and warranties made by it in the Receivables Purchase Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b)    Power and Authority; Due Authorization. It (i) has all necessary corporate or limited liability company power and authority, as applicable to (A) execute and deliver this Amendment and the Fee Letter and (B) perform its obligations under this Amendment, the Receivables Purchase Agreement (as amended by this Amendment), the Fee Letter and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Receivables Purchase Agreement (as amended by this Amendment), the Fee Letter and the other Transaction Documents to which it is a party.

4

(c)    No Conflict or Violation. The execution and delivery of this Amendment and the Fee Letter by it and the performance of the transactions contemplated by this Amendment, the Receivables Purchase Agreement (as amended by this Amendment), the Fee Letter and the other Transaction Documents and the fulfillment of the terms of this Amendment, the Receivables Purchase Agreement (as amended by this Amendment), the Fee Letter and the other Transaction Documents by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents, (ii) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Operating Agreement, or any indenture, sale agreement, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) result in the creation or imposition of any Adverse Claim (other than any Permitted Adverse Claim) upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents or (iv) conflict with or violate any Communications Law or any other material Applicable Law respecting the Seller, the Master Servicer or any other Gray Party.

(d)    No Event of Termination. No Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from this Amendment or the transactions contemplated hereby.

(e)    Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist immediately after giving effect to this Amendment or the transactions contemplated hereby.

(f)    Termination Date. The Termination Date has not occurred.

SECTION 5.    Effect of Amendment; Ratification. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, and all references in any other Transaction Document to “the Receivables Purchase Agreement”, “thereof”, “therein”, or in each case words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein. The Receivables Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

5

SECTION 6.    Effectiveness. This Amendment shall become effective as of the date hereof and concurrently with the effectiveness of the Payoff Agreement, subject to the conditions precedent that the Administrative Agent shall have received each of the following:

(a)    counterparts to this Amendment executed by each of the parties hereto;

(b)    counterparts to the Fee Letter executed by each of the parties thereto;

(c)    confirmation that the “Upfront Fee” set forth in the Fee Letter has been paid in accordance with the terms thereof;

(d)     counterparts to the Payoff Agreement executed by each of the parties thereto; and

(e)    such other agreements, documents, certificates, instruments and opinions as the Administrative Agent may reasonably request prior to the date hereof, as set forth on Annex A hereto.

SECTION 7.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.    Transaction Document. This Amendment shall be a “Transaction Document” for purposes of the Receivables Purchase Agreement and each other Transaction Document.

SECTION 9.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Amendment, any other Transaction Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or any other Transaction Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.    GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

6

SECTION 11.    CONSENT TO JURISDICTION.

(a)         EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)         EACH OF THE SELLER AND THE MASTER SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02 OF THE RECEIVABLES PURCHASE AGREEMENT. NOTHING IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 12.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 13.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

SECTION 14.    Reaffirmation of the Performance Guarantee. The Performance Guarantor hereby consents to this Amendment.  Immediately after giving effect to this Amendment, all provisions of the Performance Guarantee shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guarantee and acknowledges that the Performance Guarantee has continued and shall continue in full force and effect in accordance with its terms.

[Signature pages follow]

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRAY AR, LLC By: /s/ Jeffrey R. Gignac Name: Jeffrey R. Gignac Title: Vice President and Treasurer

GRAY MEDIA, INC., as the Master Servicer and as Performance Guarantor By: /s/ Jeffrey R. Gignac Name: Jeffrey R. Gignac Title: Executive Vice President. CFO

Third Amendment to the Receivables

Purchase Agreement (Wells/Gray)

S-1

WELLS FARGO BANK, N.A., as Administrative Agent By: /s/ Taylor Cloud Name: Taylor Cloud Title: Executive Director

WELLS FARGO BANK, N.A., as a Purchaser By: /s/ Taylor Cloud Name: Taylor Cloud Title: Executive Director

Third Amendment to the Receivables

Purchase Agreement (Wells/Gray)

S-2

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser

By: /s/ Eric Bruno

Name: Eric Bruno
Title: Senior Vice President

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By: /s/ Eric Bruno

Name: Eric Bruno
Title: Managing Director

Third Amendment to the Receivables

Purchase Agreement (Wells/Gray)

S-3

TRUIST BANK, as a Purchaser By: /s/ Paul Cornely Name: Paul Cornely Title: Vice President

Third Amendment to the Receivables

Purchase Agreement (Wells/Gray)

S-4

REGIONS BANK, as a Purchaser By: /s/ Cecil Noble _ Name: Cecil Noble Title: Managing Director

Third Amendment to the Receivables

Purchase Agreement (Wells/Gray)

S-5

EXHIBIT A
Amendments to Receivables Purchase Agreement

(Attached)

CONFORMED COPY

~~Conformed through Omnibus~~Exhibit A to Amendment No. 3, dated as of ~~July 19~~March 31, ~~2024~~2025

RECEIVABLES PURCHASE AGREEMENT

Dated as of February 23, 2023

by and among

GRAY AR, LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

PNC CAPITAL MARKETS LLC,

as Structuring Agent,

and

GRAY ~~TELEVISION~~MEDIA, INC.,

as initial Master Servicer

Page

ARTICLE I DEFINITIONS	1
SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Other Interpretative Matters	36
SECTION 1.03. Accounting Terms; GAAP	~~36~~37
ARTICLE II TERMS OF THE PURCHASES AND INVESTMENTS	37
SECTION 2.01. Purchase Facility	37
SECTION 2.02. Making Investments; Return of Capital	39
SECTION 2.03. Yield and Fees	42
SECTION 2.04. Records of Investments and Capital	42
SECTION 2.05. Defaulting Purchasers	~~42~~43
ARTICLE III SELLER GUARANTY	43
SECTION 3.01. Guaranty of Payment	43
SECTION 3.02. Unconditional Guaranty	~~43~~44
SECTION 3.03. Modifications	45
SECTION 3.04. Waiver of Rights	45
SECTION 3.05. Reinstatement	46
SECTION 3.06. Remedies	46
SECTION 3.07. Subrogation	~~46~~47
SECTION 3.08. Inducement	~~46~~47
SECTION 3.09. Security Interest	47
SECTION 3.10. Further Assurances	~~47~~48
ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	48
SECTION 4.01. Settlement Procedures	48
SECTION 4.02. Payments and Computations, Etc	~~51~~52
ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST	~~52~~53
SECTION 5.01. Increased Costs.	~~52~~53
SECTION 5.02. [Reserved].	54
SECTION 5.03. Taxes.	54
SECTION 5.04. Circumstances Affecting Benchmark Availability; Change in Legality	58

-i-

(continued)

Page

SECTION 5.05. Back-Up Security Interest	~~59~~60
SECTION 5.06. Benchmark Replacement Setting	60
ARTICLE VI CONDITIONS TO EFFECTIVENESS AND INVESTMENTS	~~64~~65
SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Investment	~~64~~65
SECTION 6.02. Conditions Precedent to All Investments	~~64~~65
SECTION 6.03. Conditions Precedent to All Releases	~~65~~66
ARTICLE VII REPRESENTATIONS AND WARRANTIES	~~66~~67
SECTION 7.01. Representations and Warranties of the Seller	~~66~~67
SECTION 7.02. Representations and Warranties of the Master Servicer	73
ARTICLE VIII COVENANTS	80
SECTION 8.01. Covenants of the Seller	80
SECTION 8.02. Covenants of the Master Servicer	88
SECTION 8.03. Separate Existence of the Seller	95
ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES	~~99~~100
SECTION 9.01. Appointment of the Master Servicer	~~99~~100
SECTION 9.02. Duties of the Master Servicer.	~~100~~101
SECTION 9.03. Collection Account Arrangements	101
SECTION 9.04. Enforcement Rights.	~~101~~102
SECTION 9.05. Responsibilities of the Seller.	103
SECTION 9.06. Servicing Fee	~~103~~104
ARTICLE X EVENTS OF TERMINATION	104
SECTION 10.01. Events of Termination	104
ARTICLE XI THE ADMINISTRATIVE AGENT	~~107~~108
SECTION 11.01. Authorization and Action	~~107~~108
SECTION 11.02. Administrative Agent’s Reliance, Etc	108
SECTION 11.03. Administrative Agent and Affiliates	~~108~~109
SECTION 11.04. Indemnification of Administrative Agent	~~108~~109
SECTION 11.05. Delegation of Duties	109
SECTION 11.06. Action or Inaction by Administrative Agent	109

-ii-

(continued)

-iii-

(continued)

Page

SECTION 14.20. Acknowledgement Regarding Any Supported QFCs	~~128~~129
SECTION 14.21. Holding Company Reorganization	~~129~~130
SECTION 14.22. Post-Closing Covenants.	131

-iv-

(continued)

Page

EXHIBITS

EXHIBIT A	–	Form of Investment Request
EXHIBIT B	–	Form of Reduction Notice
EXHIBIT C	–	Form of Assignment and Acceptance Agreement
EXHIBIT D	–	Form of Assumption Agreement
EXHIBIT E	–	[Reserved]
EXHIBIT F	–	[Reserved]
EXHIBIT G	–	Form of Monthly Report
EXHIBIT H	–	Form of Compliance Certificate
EXHIBIT I	–	Closing Memorandum
EXHIBIT J	–	Form of Weekly Report

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Lock-Boxes, Collection Accounts and Collection Account Banks
SCHEDULE III	–	Notice Addresses
SCHEDULE IV	–	Initial Schedule of Sold Receivables
SCHEDULE V	–	Purchaser’s Account
SCHEDULE VI	–	Special Obligors

-v-

This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 23, 2023 by and among the following parties:

(i)         GRAY AR, LLC, a Delaware limited liability company, as Seller (together with its successors and assigns, the “Seller”);

(ii)         the Persons from time to time party hereto as Purchasers;

(iii)         WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent; ~~and~~

(iv)         PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent; and

(~~iv~~v)         GRAY ~~TELEVISION~~MEDIA, INC. (f/k/a Gray Television, Inc.), a Georgia corporation, in its individual capacity (“Gray”) and as initial Master Servicer (in such capacity, together with its successors and assigns in such capacity, the “Master Servicer”).

PRELIMINARY STATEMENTS

The Seller has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Sale Agreement. The Seller desires to sell certain of the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time, on the terms, and subject to the conditions set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.          Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Daily One Month Term SOFR” means, for purposes of any calculation, the rate per annum equal to ~~(a)~~ Daily One Month Term SOFR for such day ~~plus (b) the Term SOFR Adjustment~~; provided that if Adjusted Daily One Month Term SOFR as so determined shall ever be less than the Floor, then Adjusted Daily One Month Term SOFR shall be deemed to be the Floor.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Administrative Agent” means Wells, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f).

“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.

“Advertiser Obligor” means with respect to a Receivable, any Obligor that is the related advertiser under the related Contract, including, if applicable, as set forth on the related invoice.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Purchaser Party and each of their respective Affiliates.

“Affiliate” shall mean, with respect to a Person, any other Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by or is otherwise under common Control with the Person specified.

“Affiliate Collections” means, with respect to any Affiliate Receivable: (a) all funds that are received by any Originator, the Seller, the Master Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Affiliate Receivable (including purchase price, service charges, finance charges, interest fees and all other charges), or applied to amounts owed or payable in respect of such Affiliate Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Affiliate Receivable and available to be applied thereon) and (b) all other proceeds of such Affiliate Receivable.

“Affiliate Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, arising from the sale of goods or rights (including rights under licenses and copyrights), provided or to be provided, or provision of services, rendered or to be rendered, by any Affiliate of an Originator (but not by an Originator or Seller).

“Agency Letter” means with respect to any Agency Receivable, an agency of record letter, agency authorization, buying authorization or other similar agreement or document delivered by the related Advertiser Obligor to the Master Servicer or any other Gray Party that designates the related Agency Obligor as having valid, actual authority to enter into the related Contract and bind such Advertiser Obligor to the terms thereof.

“Agency Obligor” means with respect to a Receivable, any Obligor that is (i) the advertising agency, agent or licensee of the related Advertiser Obligor or (ii) any other Person other than the Advertiser Obligor.

“Agency Receivable” means any Receivable that has one or more Agency Obligors with respect thereto.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Contra Account Amount” means, at any time of determination, the aggregate Contra Account Amount of all Obligors at such time.

“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the aggregate outstanding Capital of all Purchasers at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)         the Prime Rate;

(b)         0.50% per annum above the latest Federal Funds Rate; and

(c)         1.00% per annum above Adjusted Daily One Month Term SOFR.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Gray Party or any of its Subsidiaries or Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to any Gray Party or any of its Subsidiaries or Affiliates related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means, as to any Person, all statutes, laws, ordinances, rules and regulations of any Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including, without limitations, the Communications Laws.

“Applicable Margin” means ~~1.00~~1.25% per annum.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Purchaser, an Eligible Assignee and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Assumption Agreement” has the meaning set forth in Section 14.03(i).

“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel (limited to one legal counsel and, if necessary, one form of local counsel in each appropriate jurisdiction).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Barter Receivable” means a Receivable entered into in connection with a barter or trade agreement in which the Originator or an Affiliate thereof shall receive products, promotional items, meals, sporting tickets or other tangible or intangible items (other than U.S. Dollars) as payment.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Billed Receivable” means, at any time, either (i) any Receivable as to which the invoice or bill with respect thereto has been sent to an Obligor thereof or (ii) any Eligible Retransmission Receivable.

“Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers of such person, (c) in the case of any partnership, the board of directors of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

~~“BofA” means Bank of America, N.A.~~

“Broadcast Issue Receivable” means any Short-Pay Receivable for which the Master Servicer reasonably expects the full Outstanding Balance thereof will not be collected as a result of a known broadcast issue or other failure on the part of the related Originator to perform its related obligations in full.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Calculation Period” means each calendar month.

“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) or 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Coverage Amount” means, at any time of determination, the amount equal to (a) the Net Pool Balance at such time, minus (b) the Required Reserve at such time.

“Capital Coverage Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the lesser of (x) the Capital Coverage Amount at such time and (y) the Facility Limit at such time.

“Capitalized Lease Obligations” shall mean with respect to any Person, the obligations to pay rent or other amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a finance lease on the balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Certificate of Formation” means the Certificate of Formation of the Seller filed with the Delaware Secretary of State on January 11, 2023.

“Change in Control” means the occurrence of any of the following:

(a)         Gray Media ceases to own, directly, 100% of the issued and outstanding Capital Stock of the Seller free and clear of all Adverse Claims (other than any Adverse Claim in favor of the Gray Credit Agreement Agent but only so long as the Gray Credit Agreement Agent is not foreclosing on such Capital Stock or otherwise amending or challenging the enforceability of the Limited Liability Company Agreement or any provision thereof);

(b)         Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Originator or the Master Servicer;

(c)         any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims (other than (i) Permitted Adverse Claims and (ii) any Adverse Claim in favor of the Gray Credit Agreement Agent but only so long as the Gray Credit Agreement Agent is not foreclosing on or otherwise challenging the enforceability of any Subordinated Note or any provision thereof);

(d)         at any time prior to a Holding Company Reorganization, (A) any Person (or group of Persons) is or becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the voting Capital Stock of the Parent greater than thirty-five percent (35%), other than any Permitted Holder; or (B) the Parent shall cease or fail to own, directly or indirectly, beneficial and legal title to all of the issued and outstanding Capital Stock of each of the License Subs or any License Sub shall cease to be a wholly owned Subsidiary of the Parent; or

(e)         at any time after a Holding Company Reorganization, (A) any Person (or group of Persons) is or becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of a percentage of the voting Capital Stock of the Holding Company greater than thirty-five percent (35%), other than any Permitted Holder; or (B) except as permitted pursuant to this Agreement, the Holding Company shall cease or fail to own, directly (or indirectly through one or more Intermediate Holding Companies), beneficial and legal title to all of the issued and outstanding Capital Stock of the Parent; or (C) except as permitted pursuant to this Agreement, the Parent shall cease or fail to own, directly or indirectly, beneficial and legal title to all of the issued and outstanding Capital Stock of each of the License Subs or any License Sub shall cease to be a wholly owned Subsidiary of the Parent.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means February 23, 2023.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collection Account” means each account listed on Schedule II hereto (in each case, in the name of the Seller) and from and after the Post-Closing Date maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means, at any time, any bank at which a Collection Account or Lock-Box is maintained.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, the Master Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed or payable in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commingling Ratio” means, with respect to any Calculation Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all funds that do not constitute Collections on Pool Receivables which were deposited into the Collection Accounts during such Calculation Period and (b) the denominator of which is the aggregate amount of all funds which were deposited into the Collection Accounts during such Calculation Period.

“Commitment” means, with respect to any Purchaser and any date of determination, the maximum aggregate amount of Capital which such Person is obligated to pay hereunder on account of all Investments, on a combined basis, as set forth on Schedule I or in the Assignment and Acceptance Agreement, Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be (i) modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e) or (ii) increased pursuant to Section 2.02(g). If the context so requires, “Commitment” also refers to a Purchaser’s obligation to fund Investments hereunder in accordance with this Agreement.

“Communications Act” shall mean the Communications Act of 1934, as amended, and any similar or successor federal statute.

“Communications Laws” shall mean the Communications Act and the FCC Regulations, as each may be in effect from time to time.

“Compliance Certificate” means a certificate, in substantially the form of Exhibit H.

“Concentration Coverage Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group E Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group D Obligors and (c) the largest Obligor Percentage of the Group C Obligors.

“Concentration Percentage” means, at any time, (a) with respect to any single Special Obligor and its Affiliates (if any), the “Concentration Percentage” set forth opposite such Special Obligor in the definition of “Special Obligor” hereunder and (b) with respect any single Obligor (other than a Special Obligor) and its Affiliates (if any), the applicable concentration percentage shall be determined as follows for such Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

Group	S&P Rating	Moody’s Rating	Concentration Percentage
Group A Obligor	A-1+ or AAA	P-1 or Aaa	20.0%
Group B Obligor	A-1 or between A+ and AA+	P-1 or between A1 and Aa1	20.0%
Group C Obligor	A-2 or between BBB+ and A	P-2 or between Baa1 and A2	~~16.0~~15.0%
Group D Obligor	A-3 or between BBB- and BBB	P-3 or between Baa3 and Baa2	~~8.0~~7.50%
Group E Obligor	Below A-3 or Not Rated by either S&P or Moody’s or below BBB-	Below P-3 or Not Rated by either S&P or Moody’s or below Baa3	~~4.00~~(i) 15.00% in the aggregate for the Top Four Group E Obligors and their Affiliates considered collectively and (ii) otherwise, 3.75%

;provided, however, that if any Obligor is a Non-Rated Obligor, the applicable Concentration Percentage shall be the one set forth in the last line of the table above.

“Conforming Changes” means, with respect to either the use or administration of Daily One Month Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Yield Period” or any similar or analogous definition (or the addition of a concept of “Yield Period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.04 or Section 5.06 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contra Account Amount” means, at any time of determination and with respect to any Obligor, an amount equal to the lesser of (a) the Contra Amount at such time with respect to such Obligor, if any, and (b) the aggregate Outstanding Balance of all Pool Receivables that are Eligible Receivables, an Obligor of which is such Obligor.

“Contra Amount” means at any time of determination and with respect to any Obligor, the aggregate amounts of indebtedness and other obligations owed to such Obligor and its Affiliates by any Originator ~~or any of its Affiliates~~.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, licensing agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have the meanings correlative thereto.

“Control Agreement” means an agreement, in form reasonably acceptable to the Administrative Agent, in which a Collection Account Bank agrees to take instructions from the Administrative Agent, either directly or as assignee of Seller, with respect to the disposition of funds in a Collection Account without further consent of any applicable Gray Party.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and a copy of which was delivered to the Administrative Agent on or prior to the Closing Date as an attachment to the Master Servicer’s officer certificate, as modified in compliance with this Agreement.

“Cut-Off Date” means, on any date of determination, the last day of the Calculation Period then most recently ended.

“Daily One Month Term SOFR” means, for any day, the Term SOFR Reference Rate for a tenor of one-month on such day, or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day (such day, the “Daily One Month Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Daily One Month Term SOFR Determination Day the Term SOFR Reference Rate for one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily One Month Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Daily One Month Term SOFR Determination Day; provided, further, that if Daily One Month Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Daily One Month Term SOFR shall be deemed to be the Floor.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Pool Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Pool Receivables originated during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Debt” shall mean, with respect to any Person, without duplication, whether or not contingent, (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument; provided that, for the avoidance of doubt, “Debt” shall not include the deferred purchase price of property or services (including, without limitation, trade payables arising in the ordinary course of business) which are payable over a period of one (1) year or less), (b) all Capitalized Lease Obligations of such Person, (c) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit or bankers’ acceptances, (d) all net payment obligations incurred by any such Person pursuant to Hedge Agreements, (e) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, provided that if such obligation shall not have been assumed by such Person and is otherwise limited in recourse only to property of such Person securing such obligation, the amount of such obligation shall not exceed the lesser of (i) the fair market value of the property of such Person securing such obligation as determined by such Person in good faith and (ii) the amount of such obligation so secured, (f) all obligations of such Person with respect to any Qualified Securitization Financing (as defined in the Gray Credit Agreement) or Receivables Facility (as defined in the Gray Credit Agreement); (g) all obligations of such Person with respect to Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon and (h) to the extent not otherwise included, any Guaranty by such Person with respect to liabilities or obligations of any other Person of the type described in clauses (a) through (g) above. For purposes hereof, (i) the amount of Debt represented by Hedge Agreements shall be equal to (A) zero if such Hedge Agreement has been incurred pursuant to clause (b)(i) of Section 7.1 of the Gray Credit Agreement or (B) the notional amount thereof if such Hedge Agreement is incurred otherwise and (ii) the Debt of any Person shall include any recourse Debt of any partnership in which such Person is a general partner.

“Deemed Collections” has the meaning set forth in Section 4.01(d)(ii).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last five (5) months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Pool Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring five (5) months prior to the Calculation Period ending on such Cut-Off Date~~.~~; provided, however, that (i) the “Default Ratio” as of the Cut-Off Date ending in August 2024 shall instead be the average of the Default Ratios for the prior three Calculation Periods then ending in July 2024 and (ii) the “Default Ratio” as of the Cut-Off Date ending in September 2024 shall instead be the average of the Default Ratios for the prior three Calculation Periods then ending in August 2024 (and with respect to August 2024, after giving effect to clause (i) above).

“Defaulted Receivable” means a Receivable:

(a)         as to which any Obligor thereof has suffered an Insolvency Proceeding that has occurred and is continuing;

(b)         which, consistent with the Credit and Collection Policy, should be written off as uncollectible;

(c)         that has been written off the applicable Originator’s or the Seller’s books as uncollectible; or

(d)         as to which any payment, or part thereof, remains unpaid for 151 days or more from the original invoice date (or in the case of an Eligible Retransmission Receivable, following the last day of the month in which the related programing was broadcast or permitted to be broadcast) for such Receivable.

“Defaulting Purchaser” means any Purchaser that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Investments (or the Capital thereof) or (ii) pay over to any Purchaser Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Purchaser notifies the Administrative Agent and the Seller in writing that such failure is the result of such Purchaser’s determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Seller or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Purchaser’s determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Investment under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Seller, to confirm in writing to the Administrative Agent and the Seller that it will comply with its obligations to fund prospective Investments under this Agreement, provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) receipt of such written confirmation by the Administrative Agent and the Seller, or (d) has, or has a direct or indirect parent company that has become the subject of an Insolvency Proceeding; provided that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser.

“Delinquency Ratio” means, as of any Cut-Off Date, a percentage equal to (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at such time, divided by (b) the aggregate Outstanding Balance of all Pool Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original billing date for such Receivable.

“Deposit Balance” means, as of any date of determination, the aggregate amount of security deposits and other deposits (including amounts that constitute refunds owed to the Obligors) received by or on behalf of the Obligors that are then being held by the Originators and Affiliates thereof (or any agent thereof on their behalf).

“Dilution” has the meaning set forth in Section 4.01(d).

“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the last two (2) months ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Master Servicer and the Originators, to the extent such audit or exam demonstrates that the actual horizon has been different than that set forth in the numerator of the Dilution Horizon Ratio set forth above, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent in its reasonable discretion to better reflect the actual horizon determined in such audit or exam upon not less than ten (10) Business Days’ notice to the Seller.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Dilution during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period ending two (2) months prior to such Cut-Off Date.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of: (a) the sum of (i) the Stress Factor, times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest three-month rolling average Dilution Ratio over the 12-month period then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, or (c) requires the scheduled payment of dividends in cash (for the avoidance of doubt, this clause (c) shall not be deemed to include any Capital Stock that permits the issuer thereof, at its option, to pay dividends in kind in lieu of a cash payment of such dividends) on or prior to the date that is 180 days after the Scheduled Termination Date; provided that if such Capital Stock is issued pursuant to a plan for the benefit of any Gray Party or by any such plan to officers or employees of any Gray Party such Capital Stock shall not constitute Disqualified Stock solely because it must be required to be repurchased by any Gray Party in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require any Gray Party to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock either provide that (A) any such repurchase (and the rights of the holders of such Capital Stock) are subject to the prior repayment in full of the Aggregate Capital and the other Seller Obligations that are accrued and payable and the termination of the Commitments or (B) the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchases or redemptions comply with the Gray Credit Agreement and in any event shall otherwise be deemed to constitute Disqualified Stock only upon the occurrence of such change of control or asset sale. Disqualified Stock shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any political subdivision of the United States.

“Dynamic Reserve” means the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means (i) any Purchaser or any of its Affiliates, (ii) any Person managed by a Purchaser or any of its Affiliates and (iii) any other financial institution, but in any event excluding any Defaulting Purchaser and any Gray Competitor.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)         each Obligor of which (i) is not a Sanctioned Person, (ii) is not an Affiliate of any Gray Party, (iii) is domiciled in the United States of America, (iv) is not Circle Network, (v) is not a natural person and (vi) has provided the Master Servicer with a billing address located in the United States of America;

(b)         which is not (i) a Defaulted Receivable, (ii) a Barter Receivable, (iii) an Employee Receivable, (iv) a Broadcast Issue Receivable, (v) a Tax Charge or (vi) owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Billed Receivables owing from such Obligor are either Delinquent Receivables or Defaulted Receivables;

(c)         which is due within 120 days of the original invoice date therefor (or solely in the case of an Eligible Retransmission Receivable, 120 days following the last day of the month in which the related programing was broadcast or permitted to be broadcast);

(d)         which (i) is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions and is not evidenced by “chattel paper”, “promissory notes” or other “instruments” as defined in section 9-102 of the UCC of all applicable jurisdictions, (ii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC of any applicable jurisdiction), (iii) has not arisen from an agreement regulated by consumer credit legislation of any kind, (iv) has not been sent to an outside collection agency, (v) does not represent Finance Charges and (vi) is not subject to a payment plan or otherwise payable in installments;

(e)         for which either (i) the invoice therefor has been delivered to the related Obligor or (ii) such Receivable is an Eligible Unbilled Receivable or an Eligible Retransmission Receivable;

(f)         which is denominated and required to be paid only in U.S. Dollars directly to a Lock-Box or Collection Account located in the United States that, if such date of determination is on or after the Post-Closing Date, is subject to a Control Agreement;

(g)         which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of each of the related Obligors enforceable against such Obligors in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(h)         which arises under a Contract that (i) is governed by the law of the United States or any State thereof, (ii) contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or rights (including rights under licenses and copyrights) or the provision of services by the applicable Originator, (iii) remains in full force and effect, (iv) that does not prohibit the transfer, sale or assignment of the related Receivable or any proceeds thereof (other than any such requirement that is ineffective under Article 9 of any applicable UCC) and (v) that does not require any Obligor thereunder to consent to any transfer, sale or assignment of the related Receivable or any proceeds thereof;

(i)         which, together with the Contract related thereto, does not contravene in any material respect any Applicable Law, rule or regulation applicable thereto (including, without limitation, Sanctions, usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation D and Regulation B of the Federal Reserve Board, and applicable judgments, decrees, injunctions, writs, orders, or line of action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

(j)         which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

(k)         which together with the Contract and Related Security related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02;

(l)         which was generated in the ordinary course of the applicable Originator’s business;

(m)         which arises solely from the arm’s-length sale of goods or rights (including rights under licenses and copyrights) or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part);

(n)         which is not subject to (A) any right of rescission or set-off, or (B) any currently asserted dispute, counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Lien of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an Affiliate of such Originator), and no Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such rescission, set-off, dispute, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor) would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable);

(o)         as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it (including delivery of any related goods or merchandise and fully performing any related services), and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

(p)         as to which all right, title and interest to and in which has been validly transferred by the applicable Originator to Seller pursuant to the Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (other than any Permitted Adverse Claim);

(q)         [reserved];

(r)         for which neither the related Originator nor any Affiliate thereof is holding any Deposit Balances or other deposits received by or on behalf of the related Obligor; provided that only the portion of such Receivable in an amount equal to such Deposit Balances or other deposits shall be ineligible;

(s)         for which no Gray Party has established any offset or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;

(t)         which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(u)         [reserved];

(v)         [reserved];

(w)         as to which the Administrative Agent has not notified the Seller at least 30 days in advance that the Administrative Agent has determined, in its Permitted Discretion based on the findings from any audit or field exam of the Receivables received after the Closing Date and which findings were not included in any audit or field exam received prior to the Closing Date, that such Receivable (or class of Receivables) or Obligor of such Receivable represents an unacceptable risk for funding hereunder either (i) because of credit risk with respect thereto or (ii) because the existence thereof or the accuracy of the reporting of the balance thereof is unable to be confirmed;

(x)         which if an Agency Receivable, the Master Servicer or any other Gray Party has received an Agency Letter from or on behalf of the related Advertiser Obligor specifying the related Agency Obligor and such Agency Letter is in full force and effect and has not been rescinded; and

(y)         which is generated from the sale of (i) airtime for advertisements or (ii) rights to retransmit over-the-air broadcast signal.

“Eligible Retransmission Receivable” means, at any time of determination, any Retransmission Receivable for which the related Contract provides an obligation of the related Obligor to remit payments with respect to such Receivable (without the obligation to provide an invoice) within a specified time period after the month in which the related programing was broadcast or permitted to be broadcast by the related cable or satellite or similar provider.

“Eligible Unbilled Receivable” means, at any time of determination, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, (b) not more than thirty (30) calendar days have expired since the day that such Unbilled Receivable arose, (c) it represents amounts that have been fully earned in accordance with the terms of the related Contract and is a legal, valid and binding payment obligation of the related Obligor that is enforceable against such Obligor, (d) the related Originator maintains records and systems that allows for the frequent tracking and monitoring of such Unbilled Receivable and (e) such Receivable will be due within 120 calendar days of the date such Receivable ceases to be an Unbilled Receivable.

“Employee Receivable” means a Receivable owing by an employee of any Originator or any Affiliate thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as in effect from time to time.

“ERISA Affiliate” shall mean any Person, including a Subsidiary or an Affiliate of any Gray Party, that together with any Gray Party would be deemed to be a member of the same “controlled group” within the meaning of Title IV of ERISA.

“ERISA Event” shall mean an event where any one or more of the following occurs: (a) any Reportable Event with respect to a Plan; or (b) any failure to satisfy the minimum funding standards, or any occurrence of an accumulated funding deficiency, within the meaning of Section 302, 303, and 304 of ERISA or in Section 412, 430, 431, and 432 of the Code, with respect to any Plan maintained by any Gray Party or any ERISA Affiliate, or to which any Gray Party or any ERISA Affiliate has liabilities or, any trust created thereunder; or (c) a trustee is appointed by a United States District Court to administer any Plan; or (d) the PBGC institutes proceedings to terminate any Plan; or (e) any Gray Party or any ERISA Affiliate incurs any liability to the PBGC in connection with the termination of any Plan; or (f) the withdrawal of any Gray Party or any ERISA Affiliate from a Plan subject to 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (g) any Plan or trust created under any Plan of any Gray Party or any ERISA Affiliate engages in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof or any party dealing with any such Plan or trust to be taxed or assessed a penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code; or (h) any excise taxes are assessed by the Internal Revenue Service or the Department of Labor and relate to any Plan; or (i) a Lien arises under Section 303(k) of ERISA in favor of any Plan of any Gray Party or its ERISA Affiliates; or (j) any Gray Party or any of its ERISA Affiliates engages in any transaction in connection with any Gray Party or any of its ERISA Affiliates which could reasonably be subject to either a civil penalty assessed under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; or (k) any Gray Party has made promises of any Gray Party-funded retirement benefits to employees, other than the Plans, which are set forth in written agreements with such employees, are in any Gray Party’s employee handbook or are in correspondence to employees; or (l) the determination that any Plan is considered an at-risk plan within the meaning of Section 303 of ERISA and Section 430 of the Code.

“Erroneous Payment” has the meaning assigned thereto in Section 11.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.10(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.10(d).

“Event of Termination” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means, as of any date, the sum of the following amounts, without duplication:

(a)         the sum of the amounts calculated for each of the Obligors (other than any Agency Obligor) equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor then in the Receivables Pool, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)         the sum of the amounts calculated for each of the Agency Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Agency Obligor then in the Receivables Pool, over (ii) the product of (x) such Agency Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c)         the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that constitute Eligible Unbilled Receivables, over (ii) (A) solely to the extent such “Excess Concentration” is being determined in connection with the delivery of a Weekly Report, the product of (x)  40.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool that constitute Billed Receivables or (B) otherwise, the product of (x) 15.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus

(d)         the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, any Obligor of which is a Governmental Authority, over (ii) the product of (x) 2.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser becomes a Purchaser or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 5.03(f) and (g) and (i) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Account” means the Seller’s account no. 0333644195 at Regions Bank, ABA #062005690, Account Name: Gray AR, LLC, or such other account as may be designated by the Seller from time to time in a writing delivered to the Administrative Agent and each Purchaser.

“Facility Limit” means as of any date of determination, the aggregate Commitment of all Purchasers on such date, as reduced from time to time pursuant to Section 2.02(e) or increased pursuant to Section 2.02(g). References to the unused portion of the Facility Limit means, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“Facility Utilization” means, as of any date of determination, a percentage equal to (i) the Aggregate Capital on such day, divided by (ii) the Capital Coverage Amount as reported in the most recently delivered Monthly Report.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” shall mean the Federal Communications Commission and any successor or substitute governmental commission, agency, department, board or authority performing functions similar to those performed by the Federal Communications Commission on the Closing Date.

“FCC License” shall mean any license required under the Communications Law.

“FCC Regulations” shall mean all rules, regulations, written policies, orders and decisions of the FCC under the Communications Act.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Bank” means a regional bank of the Federal Reserve System, the central banking system of the U.S., created by the Federal Reserve Act of 1913.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) all other Seller Obligations have been paid in full, (iii) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges, early termination charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Officer” of any Person means, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Form 8-K” means the periodic report on Form 8-K, required by the SEC, pursuant to the Exchange Act for reporting companies subject thereto.

“Form 10-K” means the annual report on Form 10-K, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“Form 10-Q” means the quarterly report on Form 10-Q, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gray” has the meaning set forth in the preamble to this Agreement.

“Gray Competitor” means any competitor of Parent that is directly engaged in the television broadcast industry or operates a television station; provided, however, that “Gray Competitor” shall not include any bank or other financial institution.

“Gray Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of December 1, 2021, among Parent, as borrower, the lenders from time to time parties thereto, Wells, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Gray Credit Agreement Agent”), and the other parties party thereto, as such agreement may be amended, modified, supplemented or restated in accordance with its terms.

“Gray Credit Agreement Agent” has the meaning set forth in the definition of “Gray Credit Agreement”.

“Gray Credit Agreement Financial Covenant” means the financial covenant set forth in Section 7.7 of the Gray Credit Agreement as in effect on the ~~Closing~~Third Amendment Date and without giving effect to any amendment, restatement, supplement, modification, waiver or termination thereof (unless otherwise agreed to in writing by the Administrative Agent and each Purchaser in its sole discretion).

“Gray Media” means Gray Local Media, Inc., a Delaware corporation.

“Gray Party” means the Seller, the Master Servicer, the Holding Company, each Intermediate Holding Company, each Sub-Servicer, each Originator, Gray, Parent and the Performance Guarantor.

“Group A Obligor,” “Group B Obligor”, “Group C Obligor” or “Group D Obligor” shall be determined as of any date with respect any single Obligor (other than a Special Obligor) and its Affiliates (if any) based on the short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings) and the table set forth in the definition of “Concentration Percentage”.

“Group E Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor; provided, that any Obligor that is not rated by either Moody’s or S&P shall be a Group E Obligor.

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Guaranty” or “Guaranteed,” as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements; provided, that the term “Guaranty” or “Guaranteed” shall not include endorsements for collection or deposit, in either case, in the ordinary course of business, or customary and reasonable indemnity obligations entered into in connection with any Acquisition (as defined in the Gray Credit Agreement) or Asset Sale (as defined in the Gray Credit Agreement) permitted under the Gray Credit Agreement (other than such obligations with respect to Debt).

“Hedge Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Holding Company” shall mean a holding company entity formed to effectuate a Holding Company Reorganization that, after giving effect to a Holding Company Reorganization, will own, directly or indirectly, all of the Capital Stock of (a) each Intermediate Holding Company and (b) the Seller.

“Holding Company Reorganization” shall mean any restructuring of Parent and its Subsidiaries which results in the Seller becoming a wholly owned Subsidiary of the Holding Company, whether directly, or indirectly through one or more Intermediate Holding Companies.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” has the meaning set forth in Section 8.03(c).

“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule IV hereto.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition or readjustment of debts, appointment of a receiver, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for such Person or the creditors of such Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Intermediate Holding Company” shall mean any Subsidiary of the Holding Company formed in connection with a Holding Company Reorganization that, after giving effect to a Holding Company Reorganization, will own, directly or indirectly, all of the Capital Stock of the Seller.

“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent and the Purchasers pursuant to Section 2.02(a).

“IRS” means the United States Internal Revenue Service.

“Joint Sales Agreement” shall mean an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person (other than the Person holding the FCC License for the applicable television broadcast station or an Affiliate of such Person) obtains the right to (a) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (b) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (c) set the rates for advertising on and/or (d) provide the advertising material for broadcast on, such television broadcast station.

“Level I Ratings Event” means, at any time of determination, both of the following events have occurred and are continuing: (i) Parent’s Long Term Corporate Rating by S&P is below B- or Parent does not have a Long Term Corporate Family Rating by S&P and (ii) Parent’s Long Term Corporate Family Rating by Moody’s is below ~~B2~~B3 or Parent does not have a Long Term Corporate Family Rating by Moody’s.

“License” shall mean any license, authorization, permit, consent, franchise, ordinance, registration, certificate, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the acquisition, construction or operation of a television station or any part of a television station or which is required for the acquisition, ownership or operation of any Station, including, without limitation, the FCC Licenses.

“License Sub” shall mean each wholly-owned Domestic Subsidiary of the Parent which has no assets other than FCC Licenses.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Limited Liability Company Agreement” means the Seller’s Limited Liability Company Agreement, dated as of the Closing Date.

“Local Marketing Agreement” means a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (other than the Person holding the FCC License for the applicable television broadcast station or an Affiliate of such Person) obtains the right, subject to customary preemption rights and other limitations, to exhibit programming and sell advertising time during more than fifteen percent (15%) of the air time per week of such television broadcast station.

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed a Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Stress Factor, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Majority Purchasers” means the Administrative Agent and one or more Purchasers which, taken together, represent more than 50% of the aggregate Commitments of all Purchasers (or, if the Commitments have been terminated, the Administrative Agent and one or more Purchasers which, taken together, represent 50% of the aggregate outstanding Capital held by all the Purchasers); provided, however, that in no event shall the Majority Purchasers include fewer than two (2) Purchasers at any time when there are two (2) or more Purchasers.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Master Servicer” has the meaning set forth in the preamble to this Agreement.

“Master Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Master Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to either (i) the Master Servicer, the Performance Guarantor and the Originators, taken as a whole or (ii) the Seller) with respect to any event or circumstance, a material adverse effect on any of the following:

(a)         the assets, operations, business or financial condition of either (i) the Master Servicer, the Performance Guarantor or any Originator, taken as a whole or (ii) the Seller;

(b)         the ability of the Seller, the Master Servicer, the Performance Guarantor or any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)         the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

(d)         the status, perfection, enforceability or priority of the Administrative Agent’s ownership or security interest in the Sold Assets or Seller Collateral; or

(e)         the rights and remedies of any Purchaser Party under the Transaction Documents or associated with its respective interest in the Sold Assets or the Seller Collateral.

“Monthly Report” means a report, in substantially the form of Exhibit G.

“Monthly Settlement Date” means (i) initially, March 22, 2023 and (ii) thereafter, the 22nd day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” shall mean a multiemployer pension plan as defined in Section 3(37) of ERISA to which any Gray Party, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

“Net Pool Balance” means, at any time, (a) the aggregate Outstanding Balance of all Eligible Receivables at such time in the Receivables Pool, minus (b) the Excess Concentration at such time, minus (c) the Aggregate Contra Account Amount at such time.

“New Servicer” shall mean one or more newly formed entities which, after giving effect to a Holding Company Reorganization (a) shall be an entity organized under the laws of any political subdivision of the United States and be wholly owned (whether directly, or indirectly through one or more Intermediate Holding Companies) by the Holding Company; (b) shall, upon the completion of a Holding Company Reorganization, own or acquire (whether by transfer, consolidation, merger or otherwise) all of the assets that were owned by Gray immediately prior to a Holding Company Reorganization (including without limitation all of the Capital Stock of the operating Subsidiaries of Gray) and (c) shall assume all of the rights and obligations of Gray as “Master Servicer” under this Agreement and the other Transaction Documents.

“Non-Rated Obligor” means any Obligor rated below A-3 or P-3 by S&P or Moody’s, respectively, or which is not rated by either S&P or Moody’s.

“Notice Event” means that any Originator has provided written notice to the Seller or the Administrative Agent of its election to terminate sales of Receivables under the Sale Agreement.

“Obligor” means with respect to any Receivable, any Person obligated to make payments pursuant to the Contract relating to such Receivable, including, (i) to the extent so obligated, any related advertiser or any advertising agency, agent or licensee of such advertiser or (ii) any guarantor thereof or co-obligor therewith.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Operating Agreement” means any agreement in respect of a Sharing Arrangement, network affiliation agreement, programming agreement, franchise agreement, lease or other agreement of any Gray Party relating to the operation of a Station or any other Permitted Business, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect.

“Originator” means each Person that is a party to the Sale Agreement as an “Originator” thereunder.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Capital or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, performance, registration, filing, recording or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Parent” means (a) prior to the date of completion of a Holding Company Reorganization, Gray, and (b) on or after the date of completion of a Holding Company Reorganization, Holding Company.

“Parent Group” has the meaning set forth in Section 8.03(c).

“Participant” has the meaning set forth in Section 14.03(d).

“Participant Register” has the meaning set forth in Section 14.03(e).

“PATRIOT Act” has the meaning set forth in Section 14.15.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to ERISA and any successor entity performing similar functions.

“Pension Plan” means any Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Percentage” means, at any time of determination, with respect to any Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of such Purchasers at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Purchasers at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.

“Performance Guarantee” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Performance Guarantor” means Parent.

“Permitted Adverse Claim” means (a) any inchoate liens for current taxes, assessments and governmental charges or levies not yet due and payable or for which the validity or amount thereof is being contested in good faith by appropriate proceedings and as to which adequate reserves are set aside in accordance with GAAP, but only so long as foreclosure with respect to such lien is not imminent and the use and value of the property to which the liens attach are not impaired during the pendency of such proceedings and (b) inchoate and unperfected workers’, mechanics’, suppliers’ or vendors liens arising in the ordinary course of business with respect to obligations which are not due and payable and as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or threatened.

“Permitted Business” means (a) any businesses, services or activities engaged in by any Gray Party on the Closing Date and (b) any businesses, services or activities that are engaged in by any Gray Party that are related, complementary, incidental, ancillary or similar to any of the foregoing or are reasonable extensions or developments thereof.

“Permitted Discretion” means a determination made by Administrative Agent in good faith and in the exercise of reasonable (from the perspective of an institutional investor in accounts) business judgment exercised in accordance with the Administrative Agent’s generally applicable policies for the purchase or financing of accounts.

“Permitted Holder” shall mean (a) the estate of J. Mack Robinson, (b) Harriet J. Robinson and her lineal descendants and spouses of her lineal descendants, (c) in the event of the incompetence or death of any of the Persons described in clause (b), such Person’s estate, executor, administrator, committee or other personal representative, (d) any trusts created for the benefit of the Persons described in clause (a) or (b), (e) any Person Controlled by any of the Persons described in clause (a), (b), (c) or (d) and (f) any group of Persons (as defined in the Exchange Act) in which the Persons described in clause (a), (b), (c), (d) or (e), individually or collectively, Control such group.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA subject to Title IV of ERISA (other than a Multiemployer Plan) maintained by any Gray Party, any of its Subsidiaries or any ERISA Affiliate.

“PNC” means PNC Bank, National Association.

“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Post-Closing Date” means the date that is 30 days following the Closing Date.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Purchase and Sale Termination Event” has the meaning set forth in the Sale Agreement.

“Purchaser Party” means each Purchaser, the Structuring Agent and the Administrative Agent.

“Purchasers” means Wells and each other Person that is or becomes a party to this Agreement in the capacity of a “Purchaser”.

“Purchaser’s Account” means, with respect to any Purchaser, the applicable account set forth on Schedule V hereto or such other account from time to time designated in writing by such Purchaser to the Seller and the Administrative Agent for purposes of receiving payments to or for the account of such Purchaser hereunder.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods or rights (including rights under licenses and copyrights) that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Sale Agreement.

“Records” means, with respect to any Receivable, all Contracts, Agency Letters and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared or maintained by a Gray Party relating to such Receivable, any Related Security therefor and the related Obligor.

“Regions” means Regions Bank.

“Register” has the meaning set forth in Section 14.03(b).

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)         all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto;

(b)         all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements and security agreements describing any collateral securing such Receivable;

(c)         all rights, interests and claims under the related Contracts and all supporting obligations, guaranties, letters of credit, insurance, Agency Letters and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(d)         all Records related to such Receivable;

(e)         all of the applicable Originator’s and the Seller’s right, title and interest in each Lock-Box and each Collection Account;

(f)         all of Seller’s rights and remedies under the Performance Guarantee and the Sale Agreement; and

(g)         all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Reportable Event” shall mean, with respect to any Plan, an event described in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means $~~47,750,000~~63,666,667.

“Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the Reserve Floor and (ii) the Dynamic Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

“Reserve Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (i) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, plus (ii) the Yield Reserve, plus (iii) the Servicing Reserve, plus (iv) ~~16.0~~the greater of (x) the Concentration Coverage Percentage and (y) 15.0%, in each case, as of the immediately preceding Cut-Off Date.

“Responsible Officer” means, with respect to any Person, the general counsel, the president, the chief executive officer, the chief financial officer, the chief accounting officer, the chief operating officer, the controller, the treasurer, the assistant treasurer, any other senior vice president or vice president of such Person and any other officer of such Person responsible for the administration of the obligations of such Person in respect of this Agreement and the other Transaction Documents.

“Restricted Payments” has the meaning set forth in Section 8.01(s).

“Retransmission Receivable” means, at any time of determination, any Receivable arising from the sale or assignment of a license right by an Originator to a cable or satellite or similar provider for the broadcast of certain programming.

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreement” means that certain Receivables Sale Agreement, dated as of the Closing Date, by and among the Originators, the Master Servicer and the Seller.

“Sale Date” means each of the following: (a) the Closing Date, (b) the last day of each Calculation Period to the extent that an Investment occurred during such Calculation Period, (c) the last day of each fiscal quarter of the Seller unless the Seller has (in its discretion) notified the Administrative Agent and each Purchaser in writing that such day shall not be a Sale Date and (d) each other day (if any) designated as a “Sale Date” by the Seller in its discretion by prior written notice thereof to the Administrative Agent and each Purchaser; provided, however, that no Sale Date shall occur on or after the Termination Date.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, at the time of this Agreement, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Russia, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b) above, including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury or other relevant sanctions authority in any jurisdiction in which (a) any Gray Party or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Investments will be used, or (c) from which repayment of the Seller Obligations will be derived.

“Scheduled Termination Date” means ~~February 23~~March 31, ~~2026~~2028.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.

“Seller” has the meaning specified in the preamble to this Agreement.

“Seller Collateral” has the meaning set forth in Section 3.09(a).

“Seller Guaranty” has the meaning set forth in Section 3.01.

“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Seller Indemnified Party” has the meaning set forth in Section 13.01(a).

“Seller Obligation Final Due Date” means the date that is the earlier of (i) ninety days following the Scheduled Termination Date and (ii) the date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.

“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guaranty and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).

“Seller’s Net Worth” means, at any time of determination, an amount equal to (i) the Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Yield at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Seller Obligations at such time.

“Sequential Receivable” means any Agency Receivable for which, pursuant to the related Contract, the related Agency Obligor is only obligated to remit payments with respect to such Agency Receivable to the extent it receives any amounts by or on behalf of the related Advertiser Obligor.

“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1.0%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

“Settlement Date” means with respect to any Portion of Capital for any Yield Period or any Yield or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Purchasers) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Shared Services Agreement” means a shared services arrangement or other similar arrangement pursuant to which two Persons (who are not Affiliates of each other) owning separate television broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one television broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one television broadcast station by employees of the owner and operator of the other television broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such television broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

“Sharing Arrangement” means any Station Servicing Arrangement or Station Sharing Arrangement.

“Short-Pay Receivable” means any Receivable with respect to which the related Obligor has made a payment on such Receivable in an amount less than the Outstanding Balance thereof immediately prior to giving effect to such payment.

“Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on each Monthly Report delivered hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) in connection with a Release as contemplated by the first paragraph in Section 4.01(a).

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts and other liabilities as they become due, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital in light of the contemplated business operations of such Person and after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Special Obligor” means any of the Obligors set forth below:

Special Obligor	Concentration Percentage
Special Obligor A	12.0%

;provided, however, that the Concentration Percentage of any Special Obligor may be cancelled by the Administrative Agent or any Purchaser in its sole discretion upon not less than ten (10) Business Days’ written notice to the Seller and the Administrative Agent and upon such cancellation the Concentration Percentage for such Special Obligor shall be determined pursuant to clause (b) of the definition of “Concentration Percentage” hereunder.

“Special Obligor A” has the meaning set forth on Schedule VI.

“Station” shall mean each of the television stations owned and operated by the Gray Parties.

“Station Servicing Arrangement” means any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which any Gray Party provides services or obtains the right to provide programming to, or sells advertising availabilities on, a television broadcast station of another Person (other than any Gray Party).

“Station Sharing Arrangement” means any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which a Person, other than any Gray Party, provides services or obtains the right to provide programming to, or sells advertising availabilities on, a Station.

“Stress Factor” means 2.00.

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Subordinated Note” has the meaning set forth in the Sale Agreement.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tax” and “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Tax Charge” means any sales tax or other Tax owing by an Obligor that is included on any invoice for any Receivable.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01, (c) the date selected by the Seller on which all Commitments have been reduced to zero pursuant to Section 2.02(e), (d) the date that is ninety (90) calendar days prior to the occurrence of any “Maturity Date” (or other similar or replacement term) under and as defined in the Gray Credit Agreement and (e) the date that is ~~ninety (90)~~121 calendar days prior to the occurrence of the “Maturity Date” (or other similar or replacement term) under and as defined in the transaction documents (which may include the Gray Credit Agreement) for any Debt for borrowed money (including any Senior Notes (as defined in the Gray Credit Agreement)) in excess of ~~one~~two hundred million U.S. Dollars in the aggregate that is owing by any Gray Party or any of its Affiliates.

“Third Amendment Date” means March 31, 2025.

“Top Four Group E Obligors” means, at any time of determination, the four largest Group E Obligors by Outstanding Balance of Eligible Receivables at such time.

“Transaction Documents” means this Agreement, the Sale Agreement, the Control Agreements, the Fee Letter, each Subordinated Note, the Performance Guarantee and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“Truist” means Truist Bank.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means, at any time, any Receivable (other than an Eligible Retransmission Receivable) as to which the invoice or bill with respect thereto has not yet been sent to any Obligor thereof.

“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.

“Unused Fees” has the meaning set forth in the Fee Letter.

“U.S.” means the United States of America.

“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a United States person (within the meaning of Section 7701(a)(30) of the Code).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report, in substantially the form of Exhibit J.

“Wells” has the meaning set forth in the preamble to this Agreement.

“Withholding Agent” means the Seller, Master Servicer, Performance Guarantor and Administrative Agent.

“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b).

“Yield Period” means, with respect to any Purchaser’s Capital (or any portion thereof), (a) before the Termination Date: (i) initially, the period commencing on the date of the Investment pursuant to which such Capital (or portion thereof) is funded by a Purchaser to the Seller pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the last day of the applicable Calculation Period and (ii) thereafter, each Calculation Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) or, in the absence of any such selection, each Calculation Period.

“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof), the sum of Adjusted Daily One Month Term SOFR plus the Applicable Margin; provided, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination has occurred and is continuing shall be a rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the applicable “Yield Rate” for such Purchaser’s Capital as set forth above and (ii) the sum of the Alternative Base Rate in effect on such day plus the Applicable Margin; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.50, times (ii) the Alternative Base Rate as of the immediately preceding Cut-Off Date, times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

SECTION 1.02.          Other Interpretative Matters. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” means articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (l) the term “or” is not exclusive and (m) any reference to the Outstanding Balance of all Eligible Receivables in the Receivables Pool (or words to that effect) shall be interpreted as an amount equal to (i) the Outstanding Balance of all Eligible Receivables in the Receivables Pool, minus (ii) the aggregate amount of all unapplied Collections on the Receivables Pool.

SECTION 1.03.          Accounting Terms; GAAP. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If at any time any change in GAAP would affect the computation of the Gray Credit Agreement Financial Covenant, and either the Seller or the Majority Purchasers shall so request, the Administrative Agent, the Purchasers and the Seller shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Purchasers); provided that, until so amended, (i) the Gray Credit Agreement Financial Covenant shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Seller shall provide to the Administrative Agent and the Purchasers financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the generality of the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Parent with respect to the fiscal year ended December 31, 2015 for all purposes, notwithstanding any change in GAAP relating thereto (provided that, in connection with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change, upon the request of the Administrative Agent, the Master Servicer shall provide to the Administrative Agent a summary of the aggregate adjustments in a form reasonably acceptable to the Administrative Agent to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change, which schedule may be included in the Compliance Certificate).

ARTICLE II

TERMS OF THE PURCHASES AND INVESTMENTS

SECTION 2.01.          Purchase Facility.

(a)         Investments. Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Purchasers shall, ratably in accordance with their respective Commitments, severally and not jointly, make payments of Capital to the Seller from time to time during the period from the Closing Date to (but excluding) the Termination Date. Each such payment of Capital by a Purchaser to the Seller shall constitute an Investment hereunder for all purposes. Under no circumstances shall any Purchaser be obligated to make any Investment if, after giving effect thereto:

(i)         the Aggregate Capital would exceed the Facility Limit at such time;

(ii)         the aggregate outstanding Capital of such Purchaser would exceed its Commitment; or

(iii)         the Aggregate Capital would exceed the Capital Coverage Amount at such time.

(b)         Sale of Receivables and Other Sold Assets. In consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on each Sale Date, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to such Sold Receivables, (iii) all Collections with respect to such Sold Receivables and (iv) all proceeds of the foregoing. Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.

(c)         Intended Characterization as a Purchase and Sale. It is the intention of the parties to this Agreement that the transfer and conveyance of the Seller’s right, title and interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder) on each Sale Date pursuant to this Agreement shall constitute a purchase and sale and not a pledge for security, and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14). For the avoidance of doubt, this clause (c) shall not be construed to limit or otherwise modify Section 5.05 or any rights, interests, liabilities or obligations of any party thereunder.

(d)         Obligations Not Assumed. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the foregoing sales, assignments, transfers and conveyances set forth in Section 2.01(b) do not constitute, and are not intended to result in, the creation or an assumption by the Administrative Agent or any Purchaser of any obligation or liability of the Seller, any Originator, the Master Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the Seller, the Originators, the Master Servicer and such other Persons, as applicable.

(e)         Selection, Designation and Reporting of Sold Receivables. The Seller (or the Master Servicer on its behalf) shall select and identify from the Pool Receivables all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the Seller shall ensure that each Sold Receivable is both (x) an Eligible Receivable and (y) a Billed Receivable, on the date when first included as a Sold Receivable, (ii) the Seller shall select Sold Receivables from the Pool Receivables on an invoice-by-invoice basis or on the basis of Pool Receivables otherwise specifically and separately identified in the financial records of the Seller, and the Seller shall transfer pursuant to Section 2.01(b) 100% of its interest in any invoice or separately identified financial record that reflects Sold Receivables, such that all Receivables reflected or evidenced by such an invoice or separately identified financial record shall be included as Sold Receivables, and (iii) the Seller shall not permit the aggregate Outstanding Balance of Sold Receivables to exceed the Aggregate Capital at any time. The Seller shall maintain (or cause the Master Servicer to maintain) books and records sufficient to readily identify the Sold Receivables. The Seller and Master Servicer shall cause all Sold Receivables to be identified (i) on each Monthly Report delivered hereunder for which the related Cut-Off Date is the last day of a fiscal quarter of the Seller and (ii) on each other Monthly Report delivered hereunder to the extent that an Investment occurred during the related Calculation Period.

(f)         No Right to Repurchase or Obligation to Retransfer. The Seller hereby acknowledges and agrees that under no circumstance shall the Seller have any right to repurchase all or any portion of the Sold Assets from the Administrative Agent or any Purchaser. Additionally, each of the parties hereto acknowledges and agrees that neither the Administrative Agent nor any Purchaser shall have any obligation to transfer all or any portion of the Sold Assets to the Seller.

SECTION 2.02.          Making Investments; Return of Capital. (a) Each Investment hereunder shall be made on prior written request from the Seller to the Administrative Agent and each Purchaser delivered on a Business Day in the form of an Investment Request attached hereto as Exhibit A. Each such request for an Investment shall be made no later than 12:00 p.m. (New York City time) on the proposed date of such Investment (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of Capital requested (which amount shall be denominated in U.S. Dollars and shall not (x) be less than $500,000 and shall be an integral multiple of $100,000 and (y) cause the aggregate Outstanding Balance of all Sold Receivables (after giving effect to the addition of Pool Receivables to the Sold Receivables in connection with such Investment) to exceed the Aggregate Capital), (ii) the allocation of such amount among the Purchasers (which shall be ratable based on the Commitments) and (iii) the date such requested Investment is to be made (which shall be a Business Day). Unless the information in each Investment Request is also entered by the Seller on-line in the Administrative Agent’s electronic “C.E.O.” portal, the requested Investment shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Investment shall not be funded until) satisfactory completion of the Administrative Agent’s authentication process.

(b)         Funding Investments.

(i)         On the date of each Investment specified in the applicable Investment Request, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, deliver to the Administrative Agent by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrative Agent, an amount equal to such Purchaser’s ratable share of the amount of Capital requested. On the date of each Investment, the Administrative Agent will make available to the Seller, in immediately available funds, at the Facility Account, the amount of such Capital funded by all Purchasers on such date.

(ii)         Unless the Administrative Agent shall have received notice from a Purchaser, with a copy to the Seller, prior to the proposed date of any Investment that such Purchaser will not make available to the Administrative Agent such Purchaser’s share of such Investment, the Administrative Agent may assume that such Purchaser has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser has not in fact made its share of the applicable Investment available to the Administrative Agent, then such Purchaser and the Seller severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrative Agent, at (A) in the case of such Purchaser, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (B) in the case of the Seller, the Federal Funds Rate. If such Purchaser pays such amount to the Administrative Agent, then such amount shall constitute such Purchaser’s Investment. If the Seller and such Purchaser shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. If the Seller shall have returned any such amount with interest thereon to the Administrative Agent, then the outstanding Investments of the applicable Purchaser shall be reduced by such amount paid by the Seller (including the amount of interest thereon paid by the Seller). Any such payment by the Seller shall be without prejudice to any claim the Seller may have against a Purchaser that shall have failed to make such payment to the Administrative Agent.

(c)         Each Purchaser’s obligation shall be several, such that the failure of any Purchaser to make available to the Seller any funds in connection with any Investment shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date such Investments are requested (it being understood, that no Purchaser shall be responsible for the failure of any other Purchaser to make funds available to the Seller in connection with any Investment hereunder).

(d)         The Seller shall return in full the outstanding Capital of each Purchaser on the Seller Obligation Final Due Date. Prior thereto, the Seller shall, on each Settlement Date, reduce the outstanding Capital of the Purchasers to the extent required under Section 4.01 and otherwise in accordance with such Section 4.01 (subject to the priorities for payment set forth therein) by paying the amount of such reduction to the Administrative Agent for distribution to the Purchasers in accordance with Section 4.02. Additionally, if on any Business Day a Responsible Officer of the Seller or the Master Servicer determines or is advised that a Capital Coverage Deficit exists, the Seller shall within one Business Day reduce the outstanding Capital of the Purchasers to the extent required to eliminate such Capital Coverage Deficit. Notwithstanding the foregoing, the Seller, in its discretion, shall have the right to reduce, in whole or in part by payment in accordance with Section 4.02, the outstanding Capital of the Purchasers on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Purchaser in the form of a Reduction Notice attached hereto as Exhibit ~~E~~B; provided, however, that (i) each such reduction shall be in a minimum aggregate amount of $500,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a reduction may be in an amount necessary to reduce any Capital Coverage Deficit existing at such time to zero and (ii) any accrued Yield and Fees in respect of the portion(s) of Capital so reduced shall be paid in full on the immediately following Settlement Date (or to the extent such reduction date is on a Settlement Date, on such Settlement Date).

(e)         The Seller may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Purchaser, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $~~150,000,000~~200,000,000 unless terminated in whole. In connection with any partial reduction in the Facility Limit, the Commitment of each Purchaser shall be ratably reduced.

(f)         In connection with any reduction of the Facility Limit and the corresponding Commitments, the Seller shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) Capital of each Purchaser in excess of its Commitment as so reduced and (B) all other outstanding Seller Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Seller Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion). Upon receipt by the Administrative Agent of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Seller Obligations with respect to such reduction, by paying such amounts to the Purchasers.

(g)         Increases in Commitments. So long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, upon notice to the Administrative Agent and each Purchaser, the Seller may request on a one-time basis that the Purchasers ratably increase their respective Commitments, in an aggregate amount not to exceed $~~100,000,000~~50,000,000; provided, that such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice with respect to the Purchasers, the Seller (in consultation with the Administrative Agent and the Purchasers) shall specify (i) the aggregate amount of such increase and (ii) the time period within which such Purchasers and the Administrative Agent are requested to respond to the Seller’s request (which shall in no event be less than fifteen (15) Business Days from the date of delivery of such notice to the Administrative Agent and the Purchasers). Each of the Purchasers and the Administrative Agent shall notify the Seller and the Master Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to make such ratable increase in such Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser’s Commitment. In the event that one or more Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the Seller may (in consultation with the Administrative Agent) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Purchasers as agreed in writing among the Seller, the Administrative Agent and such willing Purchasers (in each case, in their sole discretion), such that such Purchasers’ increase in their Commitment exceeds such Purchaser’s ratable share. Any such Purchaser may agree, in its sole discretion, to such increase in its Commitment. To the extent that the requested Commitment increase has been validly requested in accordance with this clause (g) and all or any portion of such validly requested increase has been declined by the Purchasers, the Seller may add up to two additional Persons to this Agreement as Purchasers in accordance with Section 14.03(i); provided, however, that the aggregate amount of new Commitments and Commitment increases effectuated pursuant to this clause (i) shall not exceed $~~100,000,000~~50,000,000. If the Commitment of any Purchaser is increased or additional Person added as a Purchaser, in either case, in accordance with this clause (g), the Administrative Agent, the Purchasers, the Seller and the Master Servicer shall (i) determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase; it being understood and agreed that the Administrative Agent or any Purchaser increasing or establishing its Commitment pursuant to this clause (g) may request any of (x) resolutions of the Board of Directors of the Seller approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (y) a corporate and enforceability opinion of counsel of the Seller and (z) such other documents, agreements and opinions reasonably requested by such Purchaser or the Administrative Agent and (ii) if applicable, rebalance Capital among the Purchasers such that after giving effect thereto, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers.

SECTION 2.03.          Yield and Fees.

(a)         On each Settlement Date, the Seller shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to the Administrative Agent for distribution to each Purchaser and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Seller, the Purchasers and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Unused Fees shall cease to accrue on the unfunded portion of the Commitment of a Defaulting Purchaser as provided in Section 2.05.

(b)         Each Purchaser’s Capital shall accrue Yield on each day when such Capital remains outstanding at the then applicable Yield Rate for such Capital (or each applicable portion thereof). The Seller shall pay all Yield and Fees accrued during each Yield Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04.          Records of Investments and Capital. Each Purchaser shall record in its records, the date and amount of each Investment made by the Purchasers hereunder, the Yield Rate with respect to the related Capital (and each portion thereof), the Yield accrued on such Purchasers’ Capital and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Transaction Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.

SECTION 2.05.          Defaulting Purchasers. Notwithstanding any provision of this Agreement to the contrary, if any Purchaser becomes a Defaulting Purchaser, then the following provisions shall apply for so long as such Purchaser is a Defaulting Purchaser:

(a)         Unused Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Purchaser during any period that such Purchaser is a Defaulting Purchaser.

(b)         The Commitment and Capital of such Defaulting Purchaser shall not be included in determining whether the Majority Purchasers have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Purchaser in the case of an amendment, waiver or other modification requiring the consent of such Purchaser or each Purchaser directly affected thereby (if such Purchaser is directly affected thereby).

(c)         In the event that the Administrative Agent, the Seller and the Master Servicer each agrees in writing that a Defaulting Purchaser has adequately remedied all matters that caused such Purchaser to be a Defaulting Purchaser, then on such date such Purchaser shall purchase at par such of the Capital of the other Purchasers as the Administrative Agent shall determine may be necessary in order for such Purchaser to hold such Capital ratably in accordance with the Commitment of such Purchaser; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while such Purchaser was a Defaulting Purchaser; provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser that is not a Defaulting Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser having been a Defaulting Purchaser.

ARTICLE III

SELLER GUARANTY

SECTION 3.01.          Guaranty of Payment. The Seller hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Seller Guaranty”). The Seller Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising. To the extent the obligations of the Seller hereunder in respect to the Seller Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then such obligations of the Seller shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).

SECTION 3.02.          Unconditional Guaranty. The obligations of the Seller under the Seller Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, any Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Seller agrees that the Seller Guaranty may be enforced by the Administrative Agent or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Sold Assets, hereafter securing the Guaranteed Obligations, the Seller Obligations or otherwise, and the Seller hereby waives the right to require the Administrative Agent or the Purchasers to make demand on or proceed against any Obligor, any Originator, the Master Servicer or the Performance Guarantor or any other Person or to require the Administrative Agent or the Purchasers to pursue any other remedy or enforce any other right. The Seller further agrees that no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrative Agent or the Purchasers in connection with monies received under or in respect of the Seller Guaranty. The Seller further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchasers from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets or any other collateral securing the Guaranteed Obligations or the Seller Obligations or from exercising any other rights available to it or them, as applicable, under any Transaction Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Seller’s obligations under the Seller Guaranty; it being the purpose and intent of the Seller that its obligations under the Seller Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither the Seller Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, the Master Servicer or the Performance Guarantor or by reason of the bankruptcy or insolvency of any Obligor, any Originator, the Master Servicer or the Performance Guarantor. The Seller hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Purchaser on the Seller Guaranty or acceptance of the Seller Guaranty. All dealings between any Obligor, any Originator, the Master Servicer, the Performance Guarantor or the Seller, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the Seller Guaranty. The Seller hereby represents and warrants that it is, and immediately after giving effect to the Seller Guaranty and the obligation evidenced hereby, will be, Solvent. The Seller Guaranty and the obligations of the Seller under the Seller Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Termination) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Sold Assets or other Seller Collateral, (F) any defenses, set-offs or counterclaims which the Seller, any Originator, the Master Servicer, the Performance Guarantor or any Obligor may allege or assert against the Administrative Agent or any Purchaser in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Seller as an obligor in respect of the Sold Assets or the Guaranteed Obligations.

SECTION 3.03.          Modifications. The Seller agrees that: (a) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (b) none of the Purchasers or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (c) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Obligor, any Originator, the Seller, the Master Servicer or the Performance Guarantor and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (e) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (f) any deposit balance for the credit of any Obligor, any Originator, the Master Servicer, the Performance Guarantor or the Seller or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Seller, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

SECTION 3.04.          Waiver of Rights. The Seller expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Seller Guaranty by the Purchasers and the Administrative Agent; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which the Seller might otherwise be entitled; (f) any right to require the Administrative Agent or any Purchaser as a condition of payment or performance by the Seller, to (A) proceed against any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (h) any defense based upon any Applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting the Seller’s liability under the Seller Guaranty or the enforcement of the Seller Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the Seller Guaranty.

SECTION 3.05.          Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of the Seller under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Seller agrees that it will indemnify Administrative Agent and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.06.          Remedies. The Seller agrees that, as between the Seller, on the one hand, and Administrative Agent and the Purchasers, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article X (and shall be deemed to have become automatically due and payable in the circumstances provided in Article X) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Seller.

SECTION 3.07.          Subrogation. The Seller hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchasers and the other Secured Parties against any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full in cash and the Final Payout Date has occurred. The Seller further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Originator, the Master Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations.

SECTION 3.08.          Inducement. The Purchasers have been induced to make the Investments under this Agreement in part based upon the Seller Guaranty that the Seller desires that the Seller Guaranty be honored and enforced as separate obligations of the Seller, should Administrative Agent and the Purchasers desire to do so.

SECTION 3.09.          Security Interest.

(a)         To secure the prompt payment and performance of the Guaranteed Obligations, the Seller Guaranty and all other Seller Obligations, the Seller hereby grants to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, a continuing security interest in and lien upon all property and assets of the Seller, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “Seller Collateral”): (i) all Unsold Receivables, (ii) all Related Security with respect to such Unsold Receivables, (iii) all Collections with respect to such Unsold Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement; (vi) all other personal and fixture property or assets of the Seller of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Seller Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(b)         Immediately upon the occurrence of the Final Payout Date, the Seller Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers and the other Purchaser Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Seller Collateral shall revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrative Agent following any such termination, and at the expense of the Seller, the Administrative Agent shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination.

(c)         For the avoidance of doubt, the grant of security interest pursuant to this Section 3.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 5.05.

SECTION 3.10.          Further Assurances. Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser reasonably requires to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article III.

ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01.          Settlement Procedures.

(a)         The Master Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, (x) if so requested by the Administrative Agent at any time while an Event of Termination has occurred and is continuing, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion and (y) if a Notice Event has occurred, retain in the Collection Accounts and not transfer out of or otherwise remove therefrom until the applicable Settlement Date), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Master Servicer or the Seller or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, (A) the Master Servicer may release to the Seller from such Collections received on Unsold Receivables the amount (if any) necessary to (i) pay the purchase price for Receivables purchased by the Seller on such date in accordance with the terms of the Sale Agreement and (ii) the amounts owing by the Seller to any Originator under any Subordinated Note in accordance with Section 8.01(s) and (B) the Master Servicer may release to the Seller all or a portion of such Collections received on Sold Receivables in exchange for the Seller designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new Sold Receivables on Seller’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (A) and (B) above, a “Release”). Amounts held in trust by the Master Servicer pursuant to this Section 4.01(a) may be commingled with other funds of the Master Servicer in one or more accounts of the Master Servicer or an Affiliate thereof that does not constitute a Collection Account (unless otherwise requested by the Administrative Agent at any time while an Event of Termination has occurred and is continuing); provided, further, that any such commingling shall not derogate from the Seller’s or the Master Servicer’s indemnification obligations with respect to commingling pursuant to Section 13.01 and 13.02 or the Master Servicer’s obligation to distribute Collection in accordance with this Section 4.01(a) on each Settlement Date. On each Settlement Date, the Master Servicer (or, following its assumption of control of the Collection Accounts (to the extent that funds have not previously been released by the Administrative Agent to the Master Servicer), the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i)         first, to the Master Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Yield Period (plus, if applicable, the amount of Servicing Fees payable for any prior Yield Period to the extent such amount has not been distributed to the Master Servicer);

(ii)         second, to the Administrative Agent for distribution to each Purchaser and other Purchaser Party (ratably, based on the amount then due and owing), all accrued and unpaid Yield and Fees due to such Purchaser and other Purchaser Party for the immediately preceding Yield Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Yield and Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Yield Period to the extent such amount has not been distributed to such Purchaser or Purchaser Party;

(iii)         third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)         prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Deficit exists on such date, to the Administrative Agent for distribution to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Capital Coverage Deficit to zero ($0);

(y)         on and after the occurrence of the Termination Date, to the Administrative Agent for distribution to each Purchaser (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return in full of the aggregate outstanding Capital of such Purchaser at such time; or

(z)         prior to the occurrence of the Termination Date, at the election of the Seller and in accordance with Section 2.02(d), to the Administrative Agent for distribution to each Purchaser for the return of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);

(iv)         fourth, to the Administrative Agent for distribution to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by the Seller to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties; and

(v)         fifth, the balance, if any, to be paid to the Seller for its own account.

Amounts payable pursuant to clauses first through fourth above shall be paid first from available Collections on Sold Receivables and other Sold Assets, and second, to the extent necessary in order to make all such payments in full, from Collections on Unsold Receivables and other Seller Collateral. The Seller’s right to receive payments (if any) from time to time pursuant to clause fifth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the Seller for the Seller’s provision of the Seller Guaranty and the Purchaser Parties’ interests in the Seller Collateral.

(b)         All payments or distributions to be made by the Master Servicer, the Seller and any other Person to the Purchasers (or their respective related Affected Persons and the Seller Indemnified Parties), shall be paid or distributed to the Administrative Agent for distribution to the related Purchaser at its Purchaser’s Account. Each Purchaser, upon its receipt in the applicable Purchaser’s Account of any such payments or distributions, shall distribute such amounts to the applicable related Affected Persons and the Seller Indemnified Parties ratably; provided that if such Purchaser shall have received insufficient funds to pay all of the above amounts in full on any such date, such Purchaser shall pay such amounts to the applicable Affected Persons and the Seller Indemnified Parties in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person) among all such Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. Additionally, each Purchaser hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations to the Purchasers required to be made by the Administrative Agent hereunder, including the applicable account of each Purchaser for which amounts should be distributed.

(c)         If and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent, such Purchaser Party, such Affected Person or such Seller Indemnified Party, as the case may be, shall have a claim against the Seller for such amount.

(d)         For the purposes of this Section 4.01:

(i)         if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller, any Originator, the Master Servicer or any Affiliate of the Master Servicer, or any setoff, counterclaim or dispute between the Seller or any Affiliate of the Seller, an Originator or any Affiliate of an Originator, or the Master Servicer or any Affiliate of the Master Servicer, and an Obligor (any such reduction or adjustment, a “Dilution”), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, to the extent that either (x) the effect of such Dilution is to cause a Capital Coverage Deficit or (y) such Dilution occurs on or after the Termination Date or when an Event of Termination exists, shall within two (2) Business Days after written notice to, or knowledge thereof by a Responsible Officer of any Gray Party pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a), an amount equal to (x) if such Dilution occurs prior to the Termination Date and at a time when no Event of Termination exists, the lesser of (A) the sum of all deemed Collections with respect to such Dilution and (B) the amount necessary to eliminate any Capital Coverage Deficit and (y) if such Dilution occurs on or after the Termination Date or at any time when an Event of Termination exists, the sum of all deemed Collections with respect to such Dilution;

(ii)         if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and, to the extent that either (x) the effect of such breach is to cause a Capital Coverage Deficit or (y) such breach occurs on or after the Termination Date or when an Event of Termination exists, shall within two (2) Business Days after written notice to, or knowledge thereof by, a Responsible Officer of any Gray Party pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and at a time when no Event of Termination exists, the lesser of (A) the sum of all deemed Collections with respect to such breach and (B) the amount necessary to eliminate any Capital Coverage Deficit and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Termination exists, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)         except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)         upon payment in full by the Seller of any Pool Receivable in accordance with Section 4.01(d)(ii) above, the Administrative Agent’s and each other Purchaser Party’s rights in such Receivable shall automatically be conveyed to the Seller, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by or through the Administrative Agent or such other Purchaser Party.

SECTION 4.02.          Payments and Computations, Etc. (a) All amounts to be paid by the Seller or the Master Servicer to the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the account(s) designated by the Administrative Agent. All amounts to be paid by any Purchaser to the Administrative Agent hereunder shall be paid no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account(s) designated by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Seller prior to the date on which any payment is due to the Administrative Agent for the account of any Purchasers hereunder that the Seller (or the Master Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrative Agent may assume that the Seller has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Purchasers the amount due. In such event, if the Seller (or the Master Servicer on its behalf) has not in fact made such payment, then each Purchaser severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Purchaser, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)         Interest on Unpaid Amounts. Each of the Seller and the Master Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Alternative Base Rate, payable on demand.

(c)         Computational Conventions. All computations of interest under subsection (b) above and all computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Alternative Base Rate at times when the Alternative Base Rate is based on the Prime Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST

SECTION 5.01.          Increased Costs.

(a)         Increased Costs Generally. If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

(ii)         subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Sold Assets, the Seller Collateral, this Agreement, any other Transaction Document, any Capital or any participation therein or (B) affecting its obligations or rights to make Investments or fund or maintain Capital;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Purchaser hereunder with respect to the transactions contemplated hereby, (B) making any Investment or funding or maintaining any Capital (or any portion thereof) or (C) maintaining its obligation to make any Investment or to fund or maintain any Capital (or any portion thereof), or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)         Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document, (C) the Investments made by such Affected Person, or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person, the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge; provided that such Affected Person is generally seeking or intends generally to seek compensation from similarly situated sellers under similar facilities (to the extent such Affected Person has the right under such similar facility to do so) with respect to such Changes in Law regarding capital or liquidity requirements.

(c)         [Reserved].

(d)        Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate.

(e)         Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate any Affected Person pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Affected Person notifies the Seller of the event giving rise to such increased costs or reductions, and of such Affected Person’s intention to claim compensation therefor (except that if the circumstance giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.02.          [Reserved].

SECTION 5.03.          Taxes.

(a)         Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Seller or such Affiliate shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)         Payment of Other Taxes by the Seller. The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c)         Indemnification by the Seller. The Seller shall indemnify each Affected Person, within ten (10) days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) with respect to any Affected Person that is a U.S. Person, any incremental Taxes that arise because an Investment or any Capital is not treated consistently with the Intended Tax Treatment (such indemnification will include any Taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing)]. Promptly upon notice by the Administrative Agent or any Affected Person, the Seller shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority (or to the Administrative Agent or such Affected Person if such Taxes have already been paid to the relevant taxing authority or Governmental Authority); provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Seller. A certificate as to the amount of such payment or liability delivered to the Seller by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.

(d)         Indemnification by the Purchasers. Each Purchaser shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons (but only to the extent that the Seller and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Seller, the Master Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser or any of their respective Affiliates that are Affected Persons to comply with Section 14.03 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser or any of its respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Purchaser or any of its respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e)         Evidence of Payments. As soon as practicable after any payment of Taxes by the Seller or any of its Affiliates to a Governmental Authority pursuant to this Section 5.03, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)         Status of the Purchaser. (i) Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Purchaser’s reasonable judgment, such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

(ii)         Without limiting the generality of the foregoing:

(A)         a Purchaser that is a U.S. Person shall deliver to the Seller and the Administrative Agent on or prior to the date on which any payments are made under any Transaction Document and from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals or copies of Internal Revenue Service Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding Tax;

(B)         any Purchaser that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which any payments are made under any Transaction Document and from time to time upon the reasonable request of the Seller or the Administrative Agent, whichever of the following is applicable:

(1)                  in the case of such a Purchaser claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals or copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed originals or copies of Internal Revenue Service Form W-8ECI;

(3)         in the case of such a Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or

(4)         to the extent such Purchaser is not the beneficial owner, executed originals or copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Purchaser is a partnership and one or more direct or indirect partners of such Purchaser are claiming the portfolio interest exemption, such Purchaser may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and

(C)         any Purchaser that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals or copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made.

(g)         Documentation Required by FATCA. If a payment made to a Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)         Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Seller Obligations and the Master Servicer’s obligations hereunder.

(i)         Updates. Each Purchaser agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

(j)         Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 5.04.          Circumstances Affecting Benchmark Availability; Change in Legality.

(a)         Subject to Section 5.06, in connection with any request for any Investment accruing yield at a rate based on Daily One Month Term SOFR or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Daily One Month Term SOFR with respect to a proposed Investment or Portion of Capital, as applicable, accruing yield by reference to Daily One Month Term SOFR on any day or (ii) the Majority Purchasers shall determine (which determination shall be conclusive and binding absent manifest error) that Daily One Month Term SOFR does not adequately and fairly reflect the cost to such Purchasers of making or maintaining any such Investment or Portion of Capital, as applicable, on any day and, in the case of clause (ii), the Majority Purchasers have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Seller. Upon notice thereof by the Administrative Agent to the Seller, any obligation of the Purchasers to make Investments accruing yield at a rate based on Daily One Month Term SOFR and any right of the Seller to convert or continue any Investment or Portion of Capital, as applicable, as an Investment or Portion of Capital, as applicable, accruing yield at a rate based on Daily One Month Term SOFR, shall be suspended (to the extent of the affected Investment or Portion of Capital, as applicable) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Purchasers) revokes such notice. Upon receipt of such notice, (A) the Seller may revoke any pending request for a making of, conversion to or continuation of Investment or Portion of Capital accruing yield at a rate based on Daily One Month Term SOFR, (to the extent of the affected Investment or Portion of Capital, as applicable) or, failing that, the Seller will be deemed to have converted any such request into a request for a making of or conversion to an Investment or Portion of Capital, as applicable, accruing yield at the sum of the Alternative Base Rate plus the Applicable Margin in the amount specified therein and (B) any outstanding affected Investment or Portion of Capital, as applicable, will be deemed to have been immediately converted into an Investment or Portion of Capital, as applicable, accruing yield at the sum of the Alternative Base Rate plus the Applicable Margin with respect to any Investment or Portion of Capital, as applicable, accruing yield at Daily One Month Term SOFR.

(b)         If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Purchasers (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Purchasers (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Investment accruing yield at a rate based on Daily One Month Term SOFR, or to determine or charge yield based upon SOFR, the Term SOFR Reference Rate or Daily One Month Term SOFR, such Purchaser shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Seller and the other Purchasers (an “Illegality Notice”). Thereafter, until each affected Purchaser notifies the Administrative Agent and the Administrative Agent notifies the Seller that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Purchasers to make any Investment accruing yield at a rate based on Daily One Month Term SOFR and any right of the Seller to convert any request for an Investment to an Investment accruing yield at a rate based on Daily One Month Term SOFR, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternative Base Rate without reference to clause (c) of the definition of “Alternative Base Rate”. Upon receipt of an Illegality Notice, the Seller shall, if necessary to avoid such illegality, upon demand from any Purchaser (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected Investments or Portions of Capital, as applicable to an Investment or Portion of Capital, as applicable, accruing yield at the Alternative Base Rate (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternative Base Rate without reference to clause (c) of the definition of “Alternative Base Rate”) with respect to any Investment or Portion of Capital, as applicable, accruing yield at a rate based on the sum of the Daily One Month Term SOFR plus the Applicable Margin, on the last day of the Yield Period therefor, if all affected Purchasers may lawfully continue to maintain such Investment or Portion of Capital, as applicable, accruing yield at a rate based on Daily One Month Term SOFR to such day, or immediately, if any Purchaser may not lawfully continue to maintain such Investment or Portion of Capital, as applicable, accruing yield at a rate based on Daily One Month Term SOFR to such day.

SECTION 5.05.          Back-Up Security Interest.

(a)         If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the Purchasers and the other Secured Parties hereunder and under the other Transaction Documents (including all Seller Obligations). Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.

(b)         The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c)         For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 5.05 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 3.09, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 5.05, and (iii) subject to the foregoing clauses (i) and (ii), this Section 5.05 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).

SECTION 5.06.          Benchmark Replacement Setting

(a)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Seller may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Purchasers and the Seller so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Purchasers comprising the Majority Purchasers. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.06 will occur prior to the applicable Benchmark Transition Start Date.

(b)         Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchasers of (i) the occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iv) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Seller of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.06(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.06.

(d)         Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)         Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a conversion to or continuation of Investments to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a conversion under the Alternative Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternative Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternative Base Rate.

(f)         Certain Defined Terms. As used in this Section 5.06 or otherwise in the Agreement:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to Section 5.06(d).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.06(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.06.

“Floor” means a rate of interest equal to 0.0%.

“Relevant Governmental Body” means, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“Term SOFR Adjustment” means, for any calculation with respect to any Capital, a percentage per annum equal to 0.10%.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(g)         Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Seller and the Purchasers of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND INVESTMENTS

SECTION 6.01.          Conditions Precedent to Effectiveness and the Initial Investment. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Seller on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02.          Conditions Precedent to All Investments. Each Investment hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)         the Seller shall have delivered to the Administrative Agent and each Purchaser an Investment Request for such Investment, in accordance with Section 2.02(a);

(b)         the Master Servicer shall have delivered to the Administrative Agent and each Purchaser all Monthly Reports and Weekly Reports (if applicable) required to be delivered hereunder;

(c)         the conditions precedent to such Investment specified in Section 2.01(a)(i) through (iii), shall be satisfied;

(d)         the most recently delivered Monthly Report does not show that a Capital Coverage Deficit will result from such Investment;

(e)         the most recently delivered Weekly Report (if any) does not show that a Capital Coverage Deficit will result from such Investment; and

(f)         on the date of such Investment the following statements shall be true and correct (and upon the occurrence of such Investment, the Seller and the Master Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)         the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)         no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;

(iii)         no Capital Coverage Deficit exists or would exist immediately after giving effect to such Investment;

(iv)         the Aggregate Capital does not exceed the Facility Limit;

(v)         the Termination Date has not occurred; and

(vi)         no Notice Event has occurred.

SECTION 6.03.          Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)         after giving effect to such Release, the Master Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield and Fees, in each case, through the date of such Release, (y) the amount of any Capital Coverage Deficit and (z) the amount of all other accrued and unpaid Seller Obligations through the date of such Release;

(b)         the Seller shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Seller in accordance with the terms of the Sale Agreement and amounts owing by the Seller under any Subordinated Note; and

(c)         on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Seller and the Master Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)         the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)         no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Release;

(iii)         no Capital Coverage Deficit exists or would exist immediately after giving effect to such Release;

(iv)         the Aggregate Capital does not exceed the Facility Limit;

(v)         the Termination Date has not occurred; and

(vi)         no Notice Event has occurred.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01.          Representations and Warranties of the Seller. The Seller represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and Release:

(a)         Organization and Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)         Due Qualification. The Seller is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)         Power and Authority; Due Authorization. The Seller (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Sold Assets and Seller Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)         Binding Obligations. This Agreement and each of the other Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)         No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Seller is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents, (ii) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, sale agreement, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, except to the extent that such conflict or breach could not reasonably be expected to have a Material Adverse Effect, (iii) result in the creation or imposition of any Adverse Claim (other than Permitted Adverse Claims) upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iv) conflict with or violate any Communications Laws or any other material Applicable Law with respect to the Seller.

(f)         Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, overtly threatened, against the Seller before any Governmental Authority and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Sold Assets or Seller Collateral by the Seller to the Administrative Agent, the ownership or acquisition by the Seller of any Pool Receivables, any other Sold Assets or any Seller Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)         Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Seller in connection with the grant of a security interest in the Sold Assets or Seller Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h)         Margin Regulations. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i)         Solvency. The Seller is, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will be, Solvent.

(j)         Offices; Legal Name. The Seller’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Seller is located at the address set forth on Schedule III hereto. The legal name of the Seller is Gray AR, LLC.

(k)         Investment Company Act; Volcker Rule. The Seller (i) is not an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(l)         No Material Adverse Effect. Since the date of formation of the Seller, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

(m)         Ownership of Seller. Gray Media directly owns one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of the Seller, free and clear of any Adverse Claim (other than any Adverse Claim in favor of the Gray Credit Agreement Agent but only so long as the Gray Credit Agreement Agent is not foreclosing on such Capital Stock or otherwise amending or challenging the enforceability of the Limited Liability Company Agreement or any provision thereof). The Seller’s membership interests are validly issued and there are no options, warrants or other rights to acquire membership interests of the Seller.

(n)         Payments to Applicable Originators. With respect to each Pool Receivable, the Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.

(o)         Accuracy of Information. All Monthly Reports, Weekly Reports, Investment Requests, Compliance Certificates, schedules, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by or on behalf of the Seller pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, taken as a whole, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and when taken as a whole, does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Seller to be reasonable and attainable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

(p)         Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)         None of (i) the Seller, any Subsidiary or, to the knowledge of the Seller or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Seller, any agent of the Seller or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(ii)         Each of the Seller and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)         Each of the Seller and its Subsidiaries, and to the knowledge of the Seller, each director, officer, employee, agent and Affiliate of the Seller and each such Subsidiary, is in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(iv)         No proceeds of any Investment have been used, directly or indirectly, by the Seller, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in each case in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(q)         Enforceability of Contracts. Each Contract with respect to each Pool Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(r)         Perfection Representations.

(i)         This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Seller’s right, title and interest in, to and under the Sold Assets and Seller Collateral which (A) ownership or security interest has been perfected and is enforceable against creditors of and purchasers from the Seller and (B) will be free of all Adverse Claims (other than Permitted Adverse Claims) in such Sold Assets and Seller Collateral.

(ii)         The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)         Prior to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Seller owns and has good and marketable title to such Sold Assets and Seller Collateral free and clear of any Adverse Claim (other than Permitted Adverse Claims) of any Person. After giving effect to the sale of, and grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Administrative Agent owns or has a first priority perfected security interest in the Sold Assets and Seller Collateral free and clear of any Adverse Claim (other than Permitted Adverse Claims) of any Person.

(iv)         All appropriate financing statements, financing statement amendments, financing change statements and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Seller pursuant to the Sale Agreement and the Seller’s sale of, and grant of a security interest in, the Sold Assets and Seller Collateral to the Administrative Agent pursuant to this Agreement.

(v)         Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets or Seller Collateral. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Sold Assets or Seller Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller.

(vi)         Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(r) shall be continuing and remain in full force and effect until the Final Payout Date.

(s)         The Lock-Boxes and Collection Accounts.

(i)         Instructions. The Seller or the Master Servicer have instructed all Obligors to remit payments on Receivables to the Lock-Boxes or the Collection Accounts, and has not delivered to any Obligor any instructions to the contrary. The Seller has taken, or have caused to be taken, all actions necessary or advisable to assure that all Collections are received in the Lock-Boxes and the Collection Accounts.

(ii)         Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(iii)         Ownership. Each Lock-Box and Collection Account is in the name of the Seller, and the Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim (other than Permitted Adverse Claims).

(iv)         Arrangement. No Gray Party has established any lock-box, lock-box account or other deposit account for the receipt of Collections other than the Lock-Boxes and the Collection Accounts. Each Lock-Box is linked to a Collection Account.

(v)         Control Agreements. At all times on and after the Post-Closing Date, each Lock-Box and Collection Account is subject to a Control Agreement. No Gray Party has granted any Person (other than the Administrative Agent, the Seller, the Master Servicer and their respective assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account, the Seller or the Master Servicer can promptly trace and identify which funds constitute Collections.

(vi)         Perfection. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.

(t)         Ordinary Course of Business. Each remittance of Collections by or on behalf of the Seller to the Purchaser Parties under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.

(u)         Compliance with Laws. The Seller has complied with all Applicable Laws, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

(v)         Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(w)         Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Pool Balance as of any date is an Eligible Receivable as of such date.

(x)         Taxes. The Seller has (i) timely filed all income and other material Tax returns required to be filed by it (taking into account extensions) and (ii) paid, or caused to be paid, all income and other material Taxes.

(y)         Tax Status. The Seller (i) is, and has been at all times since formation, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States. The Seller is not subject to any material amount of Taxes imposed by a state or local taxing authority.

(z)         Opinions. The facts regarding the Gray Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the bankruptcy opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(aa)         Gray Credit Agreement. The facility established by this Agreement and the other Transaction Documents constitutes a “Qualified Securitization Financing” and the Seller constitutes a “Securitization Subsidiary”, in each case as defined in the Gray Credit Agreement.

(bb)         Subordinated Notes. Each of the Subordinated Notes are owned directly by an Originator, free and clear of any Adverse Claim (other than (i) Permitted Adverse Claims and (ii) any Adverse Claim in favor of the Gray Credit Agreement Agent but only so long as the Gray Credit Agreement Agent is not foreclosing on or otherwise challenging the enforceability of any Subordinated Note or any provision thereof).

(cc)         Beneficial Ownership Certification. As of the Closing Date, the Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of "Legal Entity Customer" as defined in the Beneficial Ownership Regulation.

(dd)         Other Transaction Documents. Each representation and warranty made by the Seller under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall remain in full force and effect until the Final Payout Date.

SECTION 7.02.          Representations and Warranties of the Master Servicer. The Master Servicer represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and Release:

(a)         Due Organization and Qualification. The Master Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Georgia, with the power and authority under its organizational documents and under the laws of Georgia to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)         Due Qualification and Licenses.

(i)         The Master Servicer has all requisite power and authority, material Operating Agreements and Licenses for the servicing of the Pool Receivables and to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending FCC License renewal applications and, as a result, may be operating under such FCC Licenses pursuant to provisions of the Communications Laws that keep such FCC Licenses in effect until the FCC has taken final action on such renewal applications). Each material Operating Agreement and License was duly and validly issued pursuant to procedures which comply in all material respects with all requirements of Applicable Law. As of the Closing Date and at all times thereafter, the Master Servicer has the right to use all material Licenses required in the ordinary course of business for all Stations and any Permitted Business, and each such License is in full force and effect (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending FCC License renewal applications and, as a result, may be operating under such FCC Licenses pursuant to provisions of the Communications Laws that keep such FCC License in effect until the FCC has taken final action on such renewal applications). The Master Servicer has taken all material actions and performed all of its material obligations that are necessary to maintain all material Licenses without adverse modification or impairment. No event has occurred which (1) has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of or any order of forfeiture with respect to, any material License or (2) materially and adversely affects or could reasonably be expected in the future to materially and adversely affect the rights of the Master Servicer thereunder. Each FCC License is held by a License Sub. None of the FCC Licenses requires that any present stockholder, director, officer or employee of the Master Servicer remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.

(ii)         Excluding any customary applications filed with the FCC seeking the renewal of a FCC License for so long as no Person has filed with the FCC a Petition to Deny such application, no Gray Party is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of the material Licenses of any such Person. No Gray Party has any reason to believe that any material Licenses of any Gray Party will not be renewed in the ordinary course. Each Gray Party (a) has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communication Act or pursuant to FCC Regulations or requests of any regulatory body having jurisdiction over any of its Licenses, (b) has submitted to the FCC on a timely basis all required equal employment opportunity reports, and (c) is in compliance with the Communications Laws, including all FCC Regulations relating to the broadcast of television signals, all FCC Regulations concerning the limits on the duration of advertising in children’s programming and the record keeping obligations relating to such advertising, the Children’s Television Act and all FCC Regulations promulgated thereunder and all equal employment opportunity-related FCC Regulations, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Gray Parties maintain appropriate public files at the Stations and at any other Permitted Business in a manner that complies in all material respects with all FCC Regulations.

(c)         Power and Authority; Due Authorization. The Master Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Master Servicer by all necessary action.

(d)         Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by the Master Servicer and constitutes legal, valid and binding obligations of the Master Servicer, enforceable against the Master Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)         No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Master Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Master Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Master Servicer, (ii) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Operating Agreement, or any indenture, sale agreement, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Master Servicer is a party or by which it or any of its property is bound which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) result in the creation or imposition of any Adverse Claim (other than any Permitted Adverse Claim) upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement (including the Gray Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iv) conflict with or violate any Communications Law or any other material Applicable Law respecting the Master Servicer or any other Gray Party.

(f)         Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Master Servicer’s knowledge overtly threatened, against the Master Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)         No Consents. The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h)         Compliance with Laws. The Master Servicer has (i) complied with all Applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect, (ii) maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) complied in all material respects with all Applicable Laws in connection with servicing the Pool Receivables.

(i)         Accuracy of Information. All Monthly Reports, Weekly Reports, Investment Requests, Compliance Certificates, schedules, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by the Master Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, taken as a whole, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and, when taken as a whole, does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Master Servicer to be reasonable and attainable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

(j)         Location of Records. The offices where the initial Master Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at the Master Servicer’s address specified on Schedule III.

(k)         Credit and Collection Policy. The Master Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(l)         Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Pool Balance as of any date is an Eligible Receivable as of such date.

(m)         Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Master Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than (i) those which have been obtained and are in full force and effect and (ii) those for which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

(n)         Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Master Servicer to service and collect the Pool Receivables and the Related Security.

(o)         The Lock-Boxes and Collection Accounts.

(i)         Instructions. The Seller or the Master Servicer have instructed all Obligors to remit payments on Receivables to the Lock-Boxes or the Collection Accounts, and has not delivered to any Obligor any instructions to the contrary. The Seller has taken, or have caused to be taken, all actions necessary or advisable to assure that all Collections are received in the Lock-Boxes and the Collection Accounts.

(ii)         Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(iii)         Ownership. Each Lock-Box and Collection Account is in the name of the Seller, and the Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim (other than Permitted Adverse Claims).

(iv)         Arrangement. No Gray Party has established any lock-box, lock-box account or other deposit account for the receipt of Collections other than the Lock-Boxes and the Collection Accounts. Each Lock-Box is linked to a Collection Account.

(v)         Control Agreements. At all times on and after the Post-Closing Date, each Lock-Box and Collection Account is subject to a Control Agreement. No Gray Party has granted any Person (other than the Administrative Agent, the Seller, the Master Servicer and their respective assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account, the Seller or the Master Servicer can promptly trace and identify which funds constitute Collections.

(vi)         Perfection. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.

(p)         Gray Credit Agreement. The facility established by this Agreement and the other Transaction Documents constitutes a “Qualified Securitization Financing” and the Seller constitutes a “Securitization Subsidiary”, in each case as defined in the Gray Credit Agreement.

(q)         Other Transaction Documents. Each representation and warranty made by the Master Servicer under each other Transaction Document to which it is a party (including, without limitation, the Sale Agreement) is true and correct in all material respects as of the date when made.

(r)         No Material Adverse Effect. Since December 31, 2021, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

(s)         Investment Company Act. The Master Servicer is not an “investment company” registered or required to be registered under the Investment Company Act.

(t)         Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)         None of (i) the Master Servicer, any Subsidiary or, to the knowledge of the Master Servicer or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Master Servicer, any agent of the Master Servicer or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(ii)         The Master Servicer has implemented and maintains in effect policies and procedures designed to promote compliance by the Master Servicer and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii)         Each of the Master Servicer and its Subsidiaries, and to the knowledge of Master Servicer, each director, officer, employee, agent and Affiliate of Master Servicer and each such Subsidiary, is in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(iv)         No proceeds of any Investment have been used, directly or indirectly, by the Master Servicer, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in each case in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(u)         Financial Condition. The audited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of December 31, 2021 and the related statements of income and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished or made available to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(v)         ERISA. Each Gray Party and each of their respective Plans are in material compliance with ERISA and the Code, and neither any Gray Party nor any of its ERISA Affiliates, has incurred any material accumulated funding deficiency with respect to any such Plan within the meaning of Section 302(a) of ERISA or Section 412(a) of the Code. No Gray Party has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in any Gray Party’s employee handbook and memoranda to employees, in each case other than any such promises required or reasonably necessary to transition employees acquired in connection with an “Acquisition” (as defined in the Gray Credit Agreement) permitted thereunder. Neither any Gray Party nor any of its ERISA Affiliates, has incurred any material liability to PBGC (other than premium payments) in connection with any such Plan. The present value of all “benefit liabilities” (within the meaning of Section 4001(a)(16) of ERISA) based on the actuarial assumptions used for accounting purposes specified in FASB ASC 715 using the methodology under FASB ASC 715 to calculate the accumulated benefit obligation, did not exceed as of the most recent Pension Plan actuarial valuation date the then current fair market value of the assets of such Pension Plan. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Gray Party, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to a material tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code. Neither any Gray Party nor any of its ERISA Affiliates, is or has been obligated to make any payment to a Multiemployer Plan. No Gray Party is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Investments or the Commitments.

(w)         Solvency. The Master Servicer is Solvent.

(x)         Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(y)         Subordinated Notes. Each of the Subordinated Notes are owned directly by an Originator, free and clear of any Adverse Claim (other than (i) Permitted Adverse Claims and (ii) any Adverse Claim in favor of the Gray Credit Agreement Agent but only so long as the Gray Credit Agreement Agent is not foreclosing on or otherwise challenging the enforceability of any Subordinated Note or any provision thereof).

(z)         Taxes. The Master Servicer has (i) timely filed all federal, state and other material Tax returns required to be filed by it (taking into account extensions) and (ii) paid, or caused to be paid, all material income and other Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(aa)         Tax Status. The Seller (i) is, and has been at all times since formation, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States. The Seller is not subject to any material amount of Taxes imposed by a state or local taxing authority.

(bb)         Opinions. The facts regarding the Gray Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the bankruptcy opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(cc)         Other Transaction Documents. Each representation and warranty made by the Master Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall remain in full force and effect until the Final Payout Date.

ARTICLE VIII

COVENANTS

SECTION 8.01.          Covenants of the Seller. At all times from the Closing Date until the Final Payout Date:

(a)         Payment of Principal and Yield. The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.

(b)         Financial Statements, Reports, Certificates. The Seller agrees to maintain a system of accounting that enables the Seller to produce financial statements in accordance with GAAP.

(c)         Existence. The Seller shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents, the Sold Assets and the Seller Collateral.

(d)         Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Master Servicer on its behalf) shall furnish to the Administrative Agent and each Purchaser:

(i)         Annual Financial Statements of the Seller. Promptly upon completion and in no event later than 95 days after the close of each fiscal year of the Seller, an annual unaudited income statement and balance sheet of the Seller certified by a Financial Officer of the Seller that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Seller as of the date indicated and the results of its operations for the periods indicated.

(ii)         Monthly Reports. As soon as available and in any event not later than (i) with respect to the first Monthly Report, February 24, 2023 and (ii) thereafter, two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed Calculation Period.

(iii)        Weekly Reports. If requested by the Administrative Agent or the Majority Purchasers (A) following the occurrence and during the continuance of a Level I Ratings Event or (B) following the occurrence of a Notice Event, a Weekly Report not later than the second Business Day of each calendar week, calculated as of the last day of the immediately prior calendar week.

(iv)         Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

(v)         Know Your Customer. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Purchaser.

Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this clause (d) shall be deemed to have been furnished to each of the Administrative Agent and each Purchaser on the date that such report, proxy statement or other material is made available through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge).

(e)         Notices. The Seller (or the Master Servicer on its behalf) will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than fifteen (15) days after) a Responsible Officer of the Seller or any Gray Party learns of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)         Notice of Events of Termination or Unmatured Events of Termination. A statement of a Responsible Officer of the Seller setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Seller proposes to take with respect thereto.

(ii)         Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Seller under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)        Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any Gray Party, which with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.

(iv)         Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Sold Assets or Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Master Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.

(v)         Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of financing statements or other documents filed pursuant to the UCC.

(vi)         Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Gray Party, (B) any accounting policy of the Seller or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)         Termination Event. The occurrence of a Purchase and Sale Termination Event under the Sale Agreement.

(viii)         Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial condition of (i) the Master Servicer, the Performance Guarantor or any Originator, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect and other than changes in the industry in which the Master Servicer or any of its Subsidiaries operate which would not reasonably be expected to have a Material Adverse Effect or (ii) the Seller.

(f)         Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(g)         Compliance with Laws. The Seller will comply with all Applicable Laws to which it may be subject if (other than with respect to any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions) the failure to comply could reasonably be expected to have a Material Adverse Effect.

(h)         Furnishing of Information and Inspection of Receivables. The Seller will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Sold Assets and the Seller Collateral as the Administrative Agent or any Purchaser may reasonably request; provided, that this clause (h) shall not obligate the Seller to deliver Monthly Reports and Weekly Reports (if any) more frequently than as set forth in clause (d) above. The Seller will, at the Seller’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Seller for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Sold Assets and the Seller Collateral; provided, that the Seller shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above and any other similar clause in any Transaction Document in any twelve-month period, unless (x) an Event of Termination has occurred and is continuing or (y) the first such review had one or more material adverse findings.

(i)         Payments on Receivables, Collection Accounts. The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary (i) to identify Collections received from time to time on Pool Receivables and (ii) to segregate such Collections from other property of the Master Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Master Servicer or an Originator, each of the Seller and the Master Servicer shall, and shall cause such Originator to, hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Seller shall not permit funds other than (i) Collections on Pool Receivables and other Sold Assets and Seller Collateral and (ii) Affiliate Collections, to be deposited into any Collection Account. In the event that any funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral are deposited into any Collection Account, the Seller (or the Master Servicer on its behalf) will within two (2) Business Days transfer such funds out of the Collection Accounts. The Seller (or the Master Servicer on its behalf) shall provide such information with respect to Affiliate Collections deposited into any Collection Account as reasonably requested by the Administrative Agent from time to time. The Seller (or the Master Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Control Agreement. The Seller shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Seller shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.

(j)         Disposal of Assets. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Sold Assets or any Seller Collateral, or assign any right to receive income in respect thereof.

(k)         Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Seller will not, and pursuant to Section 8.02(h) the Master Servicer will not, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(l)         Change in Credit and Collection Policy. The Seller will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Purchasers. Promptly following any change in the Credit and Collection Policy, the Seller or Master Servicer will deliver a copy of the updated Credit and Collection Policy and a summary of all changes to the Administrative Agent and each Purchaser.

(m)         Fundamental Changes. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law or (iii) to be directly owned by any Person other than an Originator. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, make any change in the Seller’s name, identity, corporate structure as a limited liability company or location of organization or make any other change in the Seller’s identity or corporate structure as a limited liability company that could impair or otherwise render any financing statement or other document filed pursuant to the UCC in connection with this Agreement or any other Transaction Document or otherwise render any such financing statement or other document filed pursuant to the UCC “seriously misleading” as such term (or similar term) is used in the applicable UCC.

(n)         Books and Records. The Seller shall maintain and implement (or cause the Master Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Master Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(o)         Identifying of Records. The Seller shall: (i) identify (or cause the Master Servicer to identify) its master data report that it generates relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been sold or pledged in accordance with this Agreement and (ii) cause each Originator to do the same.

(p)         Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Master Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing (which consent shall not be unreasonably withheld, delayed or conditioned).

(q)         Security Interest, Etc. The Seller shall (and shall cause the Master Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Sold Assets and Seller Collateral, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims), in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Pool Receivables, Related Security and Collections. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Seller to file such financing statements or other documents under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Sold Assets or Seller Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(r)         Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Purchasers, the Seller will not (and will not permit any Originator or the Master Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Seller’s Limited Liability Company Agreement).

(s)         Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)         Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Seller may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Seller’s Net Worth is not less than the Required Capital Amount.

(iii)         The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.

(t)         Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except for Debt evidenced by this Agreement, the Subordinated Notes or the other Transaction Documents or (iii) form or acquire any Subsidiary or make any investments in any other Person.

(u)         Use of Collections Available to the Seller. The Seller shall apply the Collections available to the Seller to make payments in the following order of priority: (i) the payment of its due and payable obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.

(v)         Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii)         The Seller authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Sold Assets and Seller Collateral without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii)         The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(w)         Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Seller will (a) maintain in effect and enforce policies and procedures designed to promote compliance by the Seller, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Purchaser that previously received a Beneficial Ownership Certification (or a certification that the Seller qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Seller ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Purchaser, provide the Administrative Agent or such Purchaser, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(x)         Use of Proceeds. The Seller will not request any Investment, and the Seller shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Investment, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(y)         Seller’s Net Worth. The Seller shall not permit the Seller’s Net Worth to be less than the Required Capital Amount.

(z)         Transactions with Affiliates. The Seller will not, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of the Seller except for the transactions permitted or contemplated by this Agreement, the Sale Agreement, the Subordinated Note and the other Transaction Documents.

(aa)         Taxes. The Seller will (i) timely file (including, without limitation, on or prior to any applicable deadline under any extension) all income and other material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(bb)         Federal Assignment of Claims Act; Etc. If requested by the Administrative Agent during the existence of an Event of Termination, the Seller shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against any Obligor thereof.

(cc)         Commingling. The Seller (or the Master Servicer on their behalf) will, and will cause each Originator to, at all times, take commercially reasonable actions to ensure that on and after the Closing Date that no funds are deposited into any Collection Account other than Collections on Pool Receivables and Affiliate Collections.

(dd)         Seller’s Tax Status. The Seller will remain a wholly-owned subsidiary of a U.S. Person. The Seller shall not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Seller shall not become subject to any Tax in any jurisdiction outside the United States. The Seller shall not become subject to any material amount of Taxes imposed by a state or local taxing authority.

SECTION 8.02.          Covenants of the Master Servicer. At all times from the Closing Date until the Final Payout Date:

(a)         Existence. The Master Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Georgia. The Master Servicer shall obtain and preserve its Licenses and qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)         Financial Reporting. The Master Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Master Servicer shall furnish to the Administrative Agent and each Purchaser:

(i)         Quarterly Financial Statements of Parent. As soon as available, and in any event within 50 days (or five (5) days following such shorter period as required by Applicable Law) after the close of each of the first three quarterly periods of each fiscal year of the Parent, (x) the balance sheets and the related statements of operations of the Parent and its Subsidiaries on a consolidated basis as at the end of such quarter and for the elapsed portion of the year ended with the last day of such quarter and (b) the related statements of cash flows of the Parent on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, each of which shall set forth in comparative form the corresponding figures as of the end of and for the corresponding quarter in the preceding fiscal year and the elapsed portion of the preceding fiscal year ended with the last day of such corresponding quarter in the preceding fiscal year and shall be certified by the chief financial officer, chief accounting officer or controller of the Parent to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Parent on a consolidated basis with its Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

(ii)         Annual Financial Statements of Parent. As soon as available, and in any event within 95 days (or five (5) days following such shorter period as required by Applicable Law) after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and members’ equity for such fiscal year and for the previous fiscal year, each of which shall be accompanied by an opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the audit).

(iii)         Compliance Certificates. Within five (5) Business Days of the date that the financial statements are furnished pursuant to clause (i) or clause (ii) above, a Compliance Certificate, signed by a Financial Officer of the Master Servicer stating that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or if any Event of Termination or Unmatured Event of Termination has occurred and is continuing, stating the nature and status thereof.

(iv)         Monthly Report. As soon as available and in any event not later than (i) with respect to the first Monthly Report, February 24, 2023 and (ii) thereafter, two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed Calculation Period.

(v)         Weekly Reports. If requested by the Administrative Agent or the Majority Purchasers (A) following the occurrence and during the continuance of a Level I Ratings Event or (B) following the occurrence of a Notice Event, a Weekly Report not later than the second Business Day of each calendar week, calculated as of the last day of the immediately prior calendar week.

(vi)         Know Your Customer. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Purchaser.

(vii)         Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this clause (b) shall be deemed to have been furnished to each of the Administrative Agent and each Purchaser on the date that such report, proxy statement or other material is made available through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge).

(c)         Notices. The Master Servicer will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than fifteen (15) days after) a Responsible Officer of the Master Servicer or any other Gray Party learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)         Notice of Events of Termination or Unmatured Events of Termination. A statement of a Responsible Officer of the Master Servicer setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Master Servicer proposes to take with respect thereto.

(ii)         Representations and Warranties. The failure of any representation or warranty made or deemed made by the Master Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)         Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv)         Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Sold Assets or the Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Master Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.

(v)         Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of financing statements or other documents filed pursuant to the UCC.

(vi)         Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Gray Party, (B) any accounting policy of the Seller or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)         ERISA Event. The occurrence of an ERISA Event or the reasonable expectation that an ERISA Event is likely to occur.

(viii)         Termination Event. The occurrence of a Purchase and Sale Termination Event under the Sale Agreement.

(ix)         Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial condition of (i) the Master Servicer, the Performance Guarantor or any Originator, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect and other than changes in the industry in which the Master Servicer or any of its Subsidiaries operate which would not reasonably be expected to have a Material Adverse Effect or (ii) the Seller.

(x)         Licenses. (i) Any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material License held by the Master Servicer or any other Gray Party, or any notice of default or forfeiture with respect to any such License, (ii) any complaint or other matter filed with or communicated to the FCC or other Governmental Authority of which any Gray Party has knowledge which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) any lapse, termination or relinquishment of any material License held by any Gray Party, or any refusal by any Governmental Authority or agency (including the FCC) to renew or extend any such License, a certificate specifying the nature of such event, the period of existence thereof, and what action the Gray Parties are taking and propose to take with respect thereto.

(d)         Conduct of Business. The Master Servicer will engage in only Permitted Businesses, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)         Compliance with Laws. The Master Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)         Furnishing of Information and Inspection of Receivables. The Master Servicer will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Sold Assets and Seller Collateral as the Administrative Agent or any Purchaser may reasonably request; provided, that this clause (f) shall not obligate the Master Servicer to deliver Monthly Reports and Weekly Reports (if any) more frequently than as set forth in clause(b) above. The Master Servicer will, at the Master Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Master Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Master Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Master Servicer having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Master Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables, the other Sold Assets and the Seller Collateral; provided, that the Master Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above and any other similar clause in any Transaction Document in any twelve-month period unless (x) an Event of Termination has occurred and is continuing or (y) the first such review had one or more material adverse findings.

(g)         Payments on Receivables, Collection Accounts. The Master Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Master Servicer will, at all times, maintain such books and records necessary (i) to identify Collections received from time to time on Pool Receivables and (ii) to segregate such Collections from other property of the Master Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Master Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Master Servicer shall not permit funds other than (i) Collections on Pool Receivables and other Sold Assets and Seller Collateral and (ii) Affiliate Collections, to be deposited into any Collection Account. In the event that any funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral are deposited into any Collection Account, the Master Servicer will within two (2) Business Days transfer such funds out of the Collection Accounts. The Master Servicer shall provide such information with respect to Affiliate Collections deposited into any Collection Account as reasonably requested by the Administrative Agent from time to time. The Master Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Master Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Master Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.

(h)         Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Master Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Master Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)         Change in Credit and Collection Policy. The Master Servicer will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Purchasers. Promptly following any change in the Credit and Collection Policy, the Master Servicer will deliver a copy of the updated Credit and Collection Policy and a summary of all changes to the Administrative Agent and each Purchaser.

(j)         Records. The Master Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the timely and full collection of all Pool Receivables (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)         Identifying of Records. The Master Servicer shall identify its master data processing report that it generates relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been sold or pledged in accordance with this Agreement.

(l)         Change in Payment Instructions to Obligors. The Master Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing (which consent shall not be unreasonably withheld, delayed or conditioned).

(m)         Security Interest, Etc. The Master Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims) in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Master Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Pool Receivables, Related Security and Collections. The Master Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Master Servicer to file such financing statements and other documents under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Master Servicer shall not have any authority to file a termination, partial termination, release, partial release, discharge or any amendment that deletes the name of a debtor or excludes any Sold Assets or Seller Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n)         Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Master Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Master Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Master Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)         Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Master Servicer will (a) maintain in effect and enforce policies and procedures designed to promote compliance by the Master Servicer, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Purchaser that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Purchaser, provide the Administrative Agent or such Purchaser, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(p)         Insurance. The Master Servicer will maintain insurance, including, without limitation, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Master Servicer as is prudent for similarly situated companies engaged in the television broadcast industry or same industry as any other Permitted Business, as applicable.

(q)         Taxes. The Master Servicer will (i) timely file (including, without limitation, on or prior to any applicable deadline under any extension) all income and other material Tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(r)         Federal Assignment of Claims Act; Etc. If requested by the Administrative Agent during the existence of an Event of Termination, the Master Servicer shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against any Obligor thereof.

(s)         Commingling. The Master Servicer will, and will cause each Originator to, at all times, take commercially reasonable actions to ensure that on and after the Closing Date that no funds are deposited into any Collection Account other than Collections on Pool Receivables and Affiliate Collections.

(t)         Seller’s Tax Status. The Master Servicer shall not take or cause any action to be taken that could result (and shall not fail to take any action the omission of which could result) in the Seller becoming, and shall not permit the Seller to become, (i) treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is a wholly-owned subsidiary of a U.S. Person for U.S. federal income tax purposes, (ii) an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) subject to any Tax in any jurisdiction outside the United States or (iv) subject to any material amount of Taxes imposed by a state or local taxing authority.

(u)         ERISA. The Master Servicer will, and will cause each of the Gray Parties and ERISA Affiliates to comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(v)         Multiemployer Plan. The Master Servicer shall not, and shall cause each of its ERISA Affiliates not to, enter into any Multiemployer Plan.

(w)         [Reserved].

(x)         Commingling. The Master Servicer will, and will cause each Originator to, ensure that for each Calculation Period, that the Commingling Ratio for such Calculation Period does not exceed 5.0%.

SECTION 8.03.          Separate Existence of the Seller. Each of the Seller and the Master Servicer hereby acknowledges that the Secured Parties, the Purchasers and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, the Master Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Seller and Master Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Purchaser to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Master Servicer and any other Person, and is not a division of any of the Performance Guarantor, the Originators, the Master Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Master Servicer shall take such actions as shall be required in order that:

(a)         Special Purpose Entity. The Seller will be a special purpose company whose primary activities are restricted in its Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Sold Assets and Seller Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)         No Other Business or Debt. The Seller shall not engage in any business or activity except as set forth in this Agreement and the other Transaction Documents nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

(c)         Independent Manager. Not fewer than one member of the Seller’s board of managers or directors (the “Independent Manager”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer or employee, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Manager of the Seller or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Manager of the Seller or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (z) is employed by Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, Corporation Service Company, Delaware Trust Company or Citadel SPV (USA) LLC. For purposes of this clause (c), “Parent Group” means (i) the Parent, the Master Servicer, the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Capital Stock in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

The Seller shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Manager of the Seller, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Manager, or the failure of such Independent Manager to satisfy the criteria for an Independent Manager set forth in this clause (c), in which case the Seller shall provide written notice of such election or appointment within ten (10) Business Days after the happening of such event) and (B) with any such written notice, certify to the Administrative Agent that the Independent Manager satisfies the criteria for an Independent Manager set forth in this clause (c).

The Seller’s Limited Liability Company Agreement shall provide that: (A) the Seller’s board of managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.

The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Seller, the Parent, the Performance Guarantor, any Originator, the Master Servicer or any of their respective Affiliates.

(d)         Organizational Documents. The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents. The Seller shall in all material respects comply with the requirements of its organizational documents including, but not limited to, Section 9(j)(iv) thereof.

(e)         Conduct of Business. The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(f)         Compensation. Any officer, employee, independent contractor, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers, employees, independent contractors, consultants or agents as the Master Servicer (or any other Affiliate thereof), the salaries, fees, costs and expenses relating to such Persons shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers, employees, independent contractors, consultants and agents. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.

(g)         Servicing and Costs. The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will not incur any indirect or overhead expenses for items shared with the Master Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h)         Operating Expenses. The Seller’s operating expenses will not be paid by the Master Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof other than certain limited expenses as permitted by the Transaction Documents.

(i)         Stationery. The Seller will use separate stationery, invoices and checks.

(j)         Books and Records. The Seller’s books and records will be maintained separately from those of the Master Servicer, the Parent, the Performance Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Seller.

(k)         Disclosure of Transactions. All financial statements of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof.

(l)         Segregation of Assets. The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof.

(m)         Corporate Formalities. The Seller will strictly observe limited liability company formalities in its dealings with the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Master Servicer solely in its capacity as such) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Master Servicer, the Parent, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate.

(n)         Arm’s-Length Relationships. The Seller will maintain arm’s-length relationships with the Master Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor the Master Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, the Master Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(o)         Allocation of Overhead. To the extent that Seller, on the one hand, and the Master Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Seller shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

(p)         Conduct of Business. Seller has conducted and shall conduct its business solely in its own name.

(q)         No Holding Out. Seller has not held itself out and Seller shall not hold itself out as having agreed to pay indebtedness incurred by any other Gray Parties or any Affiliate thereof. Seller has not guaranteed and Seller will not guarantee or become obligated for the debts of any other Person. Seller has not held and Seller will not hold itself out as being responsible for the debts or obligations of any other Person.

ARTICLE IX

ADMINISTRATION AND COLLECTION
OF RECEIVABLES

SECTION 9.01.          Appointment of the Master Servicer.

(a)         The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Master Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Gray (in accordance with this Section 9.01) of the designation of a new Master Servicer, Gray is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Upon the occurrence and continuance of an Event of Termination, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (at the direction of the Majority Purchasers) designate as Master Servicer any Person (including itself) to succeed Gray or any successor Master Servicer (other than a Gray Competitor), on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof.

(b)         Upon the designation of a successor Master Servicer as set forth in clause (a) above, Gray agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Master Servicer, and Gray shall cooperate with and assist such new Master Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Master Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c)         Gray acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Purchaser have relied on Gray’s agreement to act as Master Servicer hereunder. Accordingly, Gray agrees that it will not voluntarily resign as Master Servicer without the prior written consent of the Administrative Agent and the Majority Purchasers.

(d)         The Master Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”) and the performance of such duties and obligations by the Sub-Servicer shall be deemed performance thereof by the Master Servicer; provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Master Servicer pursuant to the terms hereof, (ii) the Master Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent and each Purchaser shall have the right to look solely to the Master Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Master Servicer hereunder by giving notice of its desire to terminate such agreement to the Master Servicer (and the Master Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Purchasers shall have consented in writing in advance to such delegation; provided, no such consent shall be required with respect to the delegation of any duties to outside collection agencies with respect to Defaulted Receivables.

SECTION 9.02.          Duties of the Master Servicer.

(a)         The Master Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Master Servicer shall set aside, for the accounts of each Purchaser, the amount of Collections to which each such Purchaser is entitled in accordance with Article IV hereof. The Master Servicer may, in accordance with the Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Master Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Termination has occurred and is continuing, the Master Servicer may take such action only upon the prior written consent of the Administrative Agent. The Seller shall deliver to the Master Servicer and the Master Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Purchaser), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Master Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)         The Master Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Master Servicer shall deliver to the Seller all books, records and related materials that the Seller previously provided to the Master Servicer, or that have been obtained by the Master Servicer, in connection with this Agreement.

SECTION 9.03.          Collection Account Arrangements

. On or prior to the Post-Closing Date, the Seller shall have entered into Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Termination, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (upon the direction of the Majority Purchasers) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Control Agreement. The Seller hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Master Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

SECTION 9.04.          Enforcement Rights.

(a)         At any time following the occurrence and during the continuation of an Event of Termination:

(i)         the Administrative Agent (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii)         the Administrative Agent may instruct the Seller or the Master Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Seller or the Master Servicer, as the case may be, shall give such notice at the expense of the Seller or the Master Servicer, as the case may be; provided, that if the Seller or the Master Servicer, as the case may be, fails to so notify each Obligor within five (5) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Seller’s or the Master Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)         the Administrative Agent may request the Master Servicer to, and upon such request the Master Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Master Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv)         the Administrative Agent may notify the Collection Account Banks that the Seller and the Master Servicer will no longer have any access to the Collection Accounts;

(v)         the Administrative Agent may (or, at the direction of the Majority Purchasers shall) replace the Person then acting as Master Servicer; and

(vi)         the Administrative Agent may collect any amounts due from an Originator under the Sale Agreement or the Performance Guarantor under the Performance Guarantee.

For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Termination are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.

(b)         The Seller hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)         The Master Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Master Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Master Servicer and on behalf of the Master Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Master Servicer on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05.          Responsibilities of the Seller.

(a)         Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve the Seller from such obligations and (ii) pay or cause to be paid when due any sales tax, excise tax, personal property tax or similar taxes that are payable in connection with the Pool Receivables and their creation and satisfaction except to the extent that such taxes are being contested in good faith and appropriate reserves have been maintained in accordance with GAAP. None of the Purchaser Parties shall have any obligation or liability with respect to any Sold Assets or Seller Collateral, nor shall any of them be obligated to perform any of the obligations of the Seller, the Master Servicer or any Originator thereunder.

(b)         Gray hereby irrevocably agrees that if at any time it shall cease to be the Master Servicer hereunder, it shall act (if the then-current Master Servicer so requests) as the data-processing agent of the Master Servicer and, in such capacity, Gray shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Gray conducted such data-processing functions while it acted as the Master Servicer. In connection with any such processing functions, the Seller shall pay to Gray its reasonable out-of-pocket costs and expenses from the Seller’s own funds (subject to the priority of payments set forth in Section 4.01).

SECTION 9.06.          Servicing Fee.

(a)         Subject to clause (b) below, the Seller shall pay the Master Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the aggregate Outstanding Balance of the Pool Receivables as of the last day of each Calculation Period. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)         If the Master Servicer ceases to be Gray or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Master Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Master Servicer in connection with the performance of its obligations as Master Servicer hereunder.

ARTICLE X

EVENTS OF TERMINATION

SECTION 10.01.          Events of Termination. If any of the following events (each an “Event of Termination”) shall occur:

(a)         (i) any Gray Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure not specifically referred to elsewhere in this Section 10.01), and such failure, solely to the extent capable of cure, shall continue for a period of fifteen (15) days following notice or knowledge thereof by a Responsible Officer of any Gray Party, (ii) any Gray Party shall fail to make when due (x) any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for three (3) Business Days or (iii) Gray shall resign as Master Servicer, and no successor Master Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;

(b)         any representation or warranty made or deemed made by any Gray Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Gray Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made or delivered, unless such representation or warranty relates solely to one or more specific Pool Receivables and the Seller (or the Originator or the Master Servicer) makes a Deemed Collection payment with respect to such Pool Receivable when and to the extent required by the Transaction Documents;

(c)         the Seller or the Master Servicer shall fail to deliver a Monthly Report or Weekly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d)         this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Receivables or any other Sold Assets or Seller Collateral, free and clear of any Adverse Claim (other than Permitted Adverse Claims);

(e)         (i) any Gray Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any Insolvency Proceeding shall be instituted by or against the Seller; (iii) or any Insolvency Proceeding shall be instituted by or against any other Gray Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) any Gray Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)         as of the end of any Calculation Period, (i) the average of the Delinquency Ratios for the three Calculation Periods then most recently ended shall exceed 20.0%, (ii) the average of the Default Ratios for the three Calculation Periods then most recently ended shall exceed 6.0% or (iii) the average of the Dilution Ratios for the three Calculation Periods then most recently ended shall exceed 5.0%;

(g)         a Change in Control shall occur;

(h)         a Responsible Officer of any Gray Party has actual knowledge that a Capital Coverage Deficit has occurred and such condition shall not have been cured within two (2) Business Days;

(i)         (i) the Seller shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Gray Party, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount exceeding $100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt as referred to in clause (i) or (ii) of this paragraph and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any debtholder thereunder, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Termination or declaration of the Termination Date hereunder; or (iv) any such Debt (as referred to in clause (i) or (ii) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

(j)         the Performance Guarantor shall fail to perform any of its obligations under the Performance Guarantee;

(k)         the Seller shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have an Independent Manager who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Managers, on the Seller’s board of managers or (y) to timely notify the Administrative Agent of any replacement or appointment of any manager that is to serve as an Independent Manager on the Seller’s board of managers as required pursuant to Section 8.03(c) of this Agreement;

(l)         either (i) the IRS shall file notice of a lien pursuant to Section 6321 or 6323 of the Code (or any similar state or local Tax lien) with regard to any assets of the Seller, any Originator or the Parent and such lien shall not have been released within ten (10) Business Days or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or 4068 of ERISA with regard to any of the assets of any Gray Party;

(m)         an ERISA Event occurs which, together with all other ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(n)         [reserved];

(o)         (i) a Purchase and Sale Termination Event shall occur under the Sale Agreement, (ii) Receivables cease being sold or contributed to the Seller pursuant to the Sale Agreement or (iii) a Notice Event has occurred;

(p)         the Seller shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;

(q)         the Performance Guarantee shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder;

(r)         any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Gray Party (or any of their respective Affiliates) shall so state in writing;

(s)         [reserved];

(t)         [reserved];

(u)         (i) one or more judgments or decrees shall be entered against any Gray Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) in excess of $100,000,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof or (ii) one or more judgments, orders, or decrees shall be entered against the Seller;

(v)         [reserved];

(w)         [reserved]; or

(x)         the Gray Credit Agreement Financial Covenant shall at any time be breached; provided, if, after the ~~Closing~~Third Amendment Date, the Gray Credit Agreement Financial Covenant (or any of the defined terms used in connection with such covenant) is amended, amended and restated, modified or waived, then the test set forth in this clause (x) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, amendment and restatement, modification or waiver, (i) each of the Purchasers (or an Affiliate thereof) are a party to the Gray Credit Agreement and (ii) each of the Purchasers (or an Affiliate thereof) consented in writing to such amendment, amendment and restatement, modification or waiver under the Gray Credit Agreement;

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Purchasers shall) by notice to the Seller (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Seller Obligation Final Due Date to have occurred (in which case the Seller Obligation Final Due Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Seller Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Seller Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Seller, the Termination Date and the Seller Obligation Final Due Date shall occur and the Aggregate Capital and all other Seller Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative; provided, that the Administrative Agent will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date. Any proceeds from liquidation of the Sold Assets and Seller Collateral shall be applied in the order of priority set forth in Section 4.01.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.01.          Authorization and Action. Each Purchaser Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or any Affiliate thereof or any Purchaser Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 11.02.          Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Master Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Purchaser Party or the Master Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Purchaser Party or to inspect the property (including the books and records) of any Purchaser Party; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.03.          Administrative Agent and Affiliates. With respect to any Investment or interests therein owned by any Purchaser Party that is also the Administrative Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 11.04.          Indemnification of Administrative Agent. Each Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the respective Percentage of such Purchaser, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 11.05.          Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.06.          Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers or the Majority Purchasers, as the case may be, and assurance of its indemnification by the Purchasers, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Purchasers or the Majority Purchasers, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Purchaser Parties. The Purchaser Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Purchasers or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Purchaser, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Purchasers.

SECTION 11.07.          Notice of Events of Termination; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless the Administrative Agent has received notice from any Purchaser Party or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Purchaser. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Termination or Event of Termination or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

SECTION 11.08.          Non-Reliance on Administrative Agent and Other Parties. Each Purchaser Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, each Originator, the Performance Guarantor or the Master Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Purchaser Party, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Party with any information concerning the Seller, any Originator, the Performance Guarantor or the Master Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 11.09.          Successor Administrative Agent.

(a)         The Administrative Agent may, upon at least thirty (30) days’ notice to the Seller, the Master Servicer and each Purchaser, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Purchasers as a successor Administrative Agent and has accepted such appointment, subject to the prior written approval of the Seller (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required upon the occurrence and continuance of an Event of Termination). If no successor Administrative Agent shall have been so appointed by the Majority Purchasers, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent, subject to the prior written approval of the Seller (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required upon the occurrence and continuance of an Event of Termination). If no successor Administrative Agent shall have been so appointed by the Majority Purchasers within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)         Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 11.10.          Erroneous Payments.

(a)         Each Purchaser, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Purchaser or any other Secured Party (or the Purchaser Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Purchaser or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)         Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)         In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Purchaser that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Purchaser, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Purchaser (i) such Purchaser shall be deemed to have made a cashless assignment of the full face amount of the portion of its Capital (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Capital (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Purchaser and upon such revocation all of the Capital assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Purchaser without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 14.03 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)         Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.10 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any obligations owed by the Seller or any other Purchaser Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Seller or any other Purchaser Party for the purpose of making a payment on the obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Seller Obligations, the Seller Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)         Each party’s obligations under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Purchaser, the termination of the Commitments or the repayment, satisfaction or discharge of all Seller Obligations (or any portion thereof) under any Transaction Document.

(g)         Nothing in this Section 11.10 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

SECTION 11.11.          Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any obligation, liability, responsibility or duty under this Agreement. Each of the parties hereto hereby acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

ARTICLE XII

[RESERVED]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01.          Indemnities by the Seller.

(a)         Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Seller Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Seller Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investments or the security interest in respect of any Pool Receivable or any other Sold Assets or Seller Collateral; excluding, however, (a) Seller Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Seller Indemnified Amounts resulted from the gross negligence or willful misconduct by the Seller Indemnified Party seeking indemnification, (b) Seller Indemnified Amounts as a result of any dispute solely among the Seller Indemnified Parties (other than any claims (i) against Wells or the Administrative Agent in its capacity as or in fulfilling its role as Administrative Agent, an agent or arranger or any similar role under this Agreement or any other Transaction Document or (ii) arising out of any act or omission of any Gray Party or any Subsidiary of any Gray Party or any of their respective Affiliates) and (c) Taxes (other than (I) as specifically enumerated below and (II) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Seller shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Seller Indemnified Party any and all amounts necessary to indemnify such Seller Indemnified Party from and against any and all Seller Indemnified Amounts relating to or resulting from any of the following (but excluding Seller Indemnified Amounts and Taxes described in clauses (a), (b) and (c) above):

(i)         any Pool Receivable which the Seller or the Master Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;

(ii)         any representation, warranty or statement made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report, any Weekly Report or any other information or report delivered by or on behalf of the Seller pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)         the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)         the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Sold Assets or Seller Collateral, in each case free and clear of any Adverse Claim;

(v)         the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable, any other Sold Assets or any Seller Collateral, whether at the time of any Investment or at any subsequent time;

(vi)         [reserved];

(vii)         any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii)         any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(ix)         the commingling of Collections of Pool Receivables at any time with other funds;

(x)         any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Investments or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract;

(xi)         any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii)         any setoff with respect to any Pool Receivable;

(xiii)         any funds that are remitted by or on behalf of any Advertiser Obligor to an Agency Obligor with respect to any Sequential Receivable that are not subsequently remitted by or on behalf of such Agency Obligor to any Originator, the Master Servicer or any Affiliate thereof within one hundred twenty (120) days of such receipt;

(xiv)         any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;

(xv)         the failure by the Seller to pay when due any sales, excise or personal property Taxes with respect to the Pool Receivables or any other Sold Assets or Seller Collateral;

(xvi)         any failure of a Collection Account Bank to comply with the terms of the applicable Control Agreement, the termination by a Collection Account Bank of any Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Control Agreement;

(xvii)         any dispute, claim, offset or defense (other than discharge in bankruptcy of any Obligor) of any Obligor to the payment of any Pool Receivable (including, without limitation, (x) a defense based on such Pool Receivable or the related Contract or Agency Letter not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or (y) any dispute between an Advertiser Obligor and the related Agency Obligor as to which Person or Persons are obligated to make payment on a Receivable (whether before or after an Advertiser Obligor remits payment to an Agency Obligor)), or any other claim resulting from (A) the sale of goods or rights (including rights under licenses and copyrights) or the rendering of services related to such Pool Receivable, (B) collection activities with respect to such Pool Receivable, (C) the furnishing or failure to furnish any such goods or services or (D) other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xviii)         any action taken by the Administrative Agent as attorney-in-fact for the Seller, any Originator or the Master Servicer pursuant to this Agreement or any other Transaction Document;

(xix)         any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law, Anti-Money Laundering Laws or Sanctions, incurred in connection with the Transaction Documents;

(xx)         the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(xxi)         the use of proceeds of any Investment; or

(xxii)         any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b)         Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

(c)         If for any reason the foregoing indemnification is unavailable to any Seller Indemnified Party or insufficient to hold it harmless, then the Seller shall contribute to such Seller Indemnified Party the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Seller and its Affiliates on the one hand and such Seller Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Seller and its Affiliates and such Seller Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have, shall extend upon the same terms and conditions to each Seller Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller and the Seller Indemnified Parties.

(d)         Any indemnification or contribution under this Section shall survive the termination of this Agreement.

SECTION 13.02.          Indemnification by the Master Servicer.

(a)         The Master Servicer hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Master Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Master Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Master Servicer Indemnified Amounts”); excluding (i) Master Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Master Servicer Indemnified Amounts resulted from the gross negligence or willful misconduct by the Master Servicer Indemnified Party seeking indemnification, (ii) Master Servicer Indemnified Amounts as a result of any dispute solely among the Master Servicer Indemnified Parties (other than any claims (x) against Wells or the Administrative Agent in its capacity as or in fulfilling its role as Administrative Agent, an agent or arranger or any similar role under this Agreement or any other Transaction Document, (y) involving a dispute with the Seller or (z) arising out of any act or omission of any Gray Party or any Subsidiary of any Gray Party or any of their respective Affiliates), (iii) Taxes (other than (I) as specifically enumerated below and (II) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iv) Master Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Master Servicer shall pay on demand, to each Master Servicer Indemnified Party any and all amounts necessary to indemnify such Master Servicer Indemnified Party from and against any and all Master Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Master Servicer Indemnified Amounts described in clauses (i), (ii), (iii) and (iv) above):

(i)         any representation, warranty or statement made or deemed made by the Master Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report, any Weekly Report or any other information or report delivered by or on behalf of the Master Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii)         the failure by the Master Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iii)         the commingling of Collections of Pool Receivables at any time with other funds;

(iv)         any failure of a Collection Account Bank to comply with the terms of the applicable Control Agreement, the termination by a Collection Account Bank of any Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Control Agreement;

(v)         any failure of the Master Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(vi)         any dispute, claim, offset or defense (other than discharge in bankruptcy of any Obligor) of any Obligor to the payment of any Pool Receivable (including, without limitation, (x) a defense based on such Pool Receivable or the related Contract or Agency Letter not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or (y) any dispute between an Advertiser Obligor and the related Agency Obligor as to which Person or Persons are obligated to make payment on a Receivable (whether before or after an Advertiser Obligor remits payment to an Agency Obligor)), or any other claim resulting from (A) the sale of goods or rights (including rights under licenses and copyrights) or the rendering of services related to such Pool Receivable, (B) collection activities with respect to such Pool Receivable, (C) the furnishing or failure to furnish any such goods or services or (D) other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(vii)         any funds that are remitted by or on behalf of any Advertiser Obligor to an Agency Obligor with respect to any Sequential Receivable that are not subsequently remitted by or on behalf of such Agency Obligor to any Originator, the Master Servicer or any Affiliate thereof within one hundred twenty (120) days of such receipt;

(viii)         any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law, Anti-Money Laundering Laws or Sanctions, incurred in connection with the Transaction Documents;

(ix)         any obligation of the Seller or any of its Affiliates under Section 5.03; or

(x)         any breach of the representations of Section 7.01(y) or the covenants of Section 8.01(dd).

(b)         If for any reason the foregoing indemnification is unavailable to any Master Servicer Indemnified Party or insufficient to hold it harmless, then the Master Servicer shall contribute to the amount paid or payable by such Master Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Master Servicer and its Affiliates on the one hand and such Master Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Master Servicer and its Affiliates and such Master Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Master Servicer under this Section shall be in addition to any liability which the Master Servicer may otherwise have, shall extend upon the same terms and conditions to Master Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Master Servicer and the Master Servicer Indemnified Parties.

(c)         Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01.          Amendments, Etc.

(a)         No failure on the part of any Purchaser Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Except as otherwise expressly set forth in this Agreement (including Sections 2.02(g) and 5.06), no amendment or waiver of any provision of this Agreement or any Transaction Document or consent to any departure by any of the Seller or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Purchasers (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Master Servicer, affect the rights or duties of the Master Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser:

(i)         change (directly or indirectly) the definitions of, Change in Control, Capital Coverage Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Seller Obligation Final Due Date, Scheduled Termination Date, Net Pool Balance or Required Reserve contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount (or any of the components thereof);

(ii)         reduce the amount of Capital or Yield that is payable hereunder or delay any scheduled date for payment thereof;

(iii)         release all or a material portion of the Sold Assets or Seller Collateral from the Administrative Agent’s security interest created hereunder;

(iv)         release the Seller from any of its obligations under the Seller Guaranty or terminate the Seller Guaranty, or release the Performance Guarantor from any of its obligations under the Performance Guarantee or terminate the Performance Guarantee;

(v)         change or otherwise waive any of the Subordination Provisions of the Subordinated Notes (as such term is defined in the Subordinated Notes);

(vi)         change any of the provisions of this Section 14.01 or the definition of “Majority Purchasers”;

(vii)         subordinate all or any portion of (i) the Administrative Agent’s security interest created in the Sold Assets or Seller Collateral or (ii) the Seller Obligation in favor of any other Debt;

(viii)         change Section 2.02(e) in a manner that would alter the reduction of the Facility Limit or Commitment of Purchasers to be in a manner other than ratably among Purchasers;

(ix)         reduce or otherwise waive the Required Capital Amount; or

(x)         change the order of priority in which Collections are applied pursuant to Section 4.01 or change the allocation of Collections among parties at any given rung set forth in Section 4.01.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Purchaser’s Commitment hereunder without the consent of such Purchaser, (B) no amendment, waiver or consent shall reduce any Fees payable by the Seller to any Purchaser or delay the dates on which any such Fees are payable, in either case, without the consent of such Purchaser, (C) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Purchaser, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (x) above and then only in the event such Defaulting Purchaser shall be directly affected by such amendment, waiver or other modification and (D) the Administrative Agent and the Seller shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent and the Seller shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.

SECTION 14.02.          Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include email communication) and emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.

SECTION 14.03.          Assignability; Addition of Purchasers.

(a)         Assignment by Purchasers. Each Purchaser may assign to any Eligible Assignee or to any other Purchaser all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however that

(i)         except for an assignment by a Purchaser to either an Affiliate of such Purchaser or any other Purchaser, each such assignment shall require the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination has occurred and is continuing);

(ii)         each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)         the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Purchaser’s Commitment; and

(iv)         the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Purchaser hereunder and (y) the assigning Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto). For the sake of clarity, any sale, assignment, participation, pledge or similar transfer by a Purchaser of any Investments, Sold Receivables, or Sold Assets (whether in whole or in part) shall require and be deemed a transfer of the associated rights and obligations under this Agreement in respect therewith.

(b)         Register. The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Purchaser and the aggregate outstanding Capital (and stated Yield) of each Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Master Servicer, the Administrative Agent, the Purchasers, and the other Purchaser Parties shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Purchaser under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Master Servicer or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(c)         Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Purchaser and an Eligible Assignee or assignee Purchaser, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and the Master Servicer.

(d)         Participations. Each Purchaser may, without the consent of, or notice to, the Seller or the Administrative Agent, sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Capital and Yield thereon); provided, however, that

(i)         such Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, and

(ii)         such Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Administrative Agent, the other Purchasers, the Seller and the Master Servicer shall have the right to continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. The Seller agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f), (g) and (i) (it being understood that the documentation required under Section 5.03(f), (g) and (i) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e)         Participant Register. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital (and stated Yield) participated to each Participant, together with each Participant’s interest in the other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Yield or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Yield or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)         [Reserved].

(g)         Assignments by the Seller or the Master Servicer. Neither the Seller nor, except as provided in Section 9.01, the Master Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser (such consent to be provided or withheld in the sole discretion of such Person).

(h)         Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Purchaser, or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Yield) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Seller, the Master Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

(i)         Addition of Purchasers. The Seller may, with the prior written consent of the Administrative Agent, add additional Persons as Purchasers in accordance with Section 2.02(g); provided, however, that the Commitment of any existing Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser shall become a party hereto, by executing and delivering to the Administrative Agent and the Seller, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit D hereto (which Assumption Agreement shall, in the case of any new Purchaser, be executed by such Purchaser).

SECTION 14.04.          Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Purchaser Parties with respect thereto and with respect to advising the Administrative Agent and the other Purchaser Parties as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Purchaser Parties and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Purchaser Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Purchaser Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.

SECTION 14.05.          No Proceedings; Limitation on Payments.

(a)         Each of the Master Servicer, the Administrative Agent, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date.

(b)         The provisions of this Section 14.05 shall survive any termination of this Agreement.

SECTION 14.06.          Confidentiality.

(a)         Each of the Seller and the Master Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document), except as the Administrative Agent and each Purchaser may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Master Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Master Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Purchaser Party of its intention to make any such disclosure prior to making such disclosure. Each of the Seller and the Master Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Master Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Purchaser Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Seller consents to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

(b)         Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Seller, the Master Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Seller or the Master Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority (including any self-regulatory authority such as the National Association of Insurance Commissioners) or in connection with an examination of any of the Administrative Agent or any Purchaser or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v) above, the Administrative Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Seller and the Master Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

(c)         As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)         Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 14.07.          GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE SOLD ASSETS OR SELLER COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 14.08.          Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Transaction Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Purchaser, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Purchasers and any of the Gray Parties, electronic images of this Agreement or any other Transaction Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Transaction Documents based solely on the lack of paper original copies of any Transaction Documents, including with respect to any signature pages thereto.

SECTION 14.09.          Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.03, 11.04, 11.10, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

SECTION 14.10.          CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)         EACH OF THE SELLER AND THE MASTER SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 14.12.          Ratable Payments. If any Purchaser Party, whether by setoff or otherwise, has payment made to it with respect to any Seller Obligations in a greater proportion than that received by any other Purchaser Party entitled to receive a ratable share of such Seller Obligations, such Purchaser Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Seller Obligations held by the other Purchaser Parties so that after such purchase each Purchaser Party will hold its ratable proportion of such Seller Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 14.13.          Limitation of Liability.

(a)         No claim may be made by the Seller or any Affiliate thereof or any other Person against any Purchaser Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Seller and the Master Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Purchaser Parties and their respective Affiliates shall have any liability to the Seller or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Seller or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Purchaser Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b)         The obligations of the Administrative Agent and each of the other Purchaser Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 14.14.          Intent of the Parties. The Seller has structured this Agreement with the intention that the obligations of the Seller hereunder (including the implementation of collections on Sold Receivables and Unsold Receivables under Article IV, obligation to return Capital to the Purchasers and make payments of Yield thereon) will be treated under United States federal, and applicable state and local tax law as debt (the “Intended Tax Treatment”). The Seller, the Master Servicer, the Administrative Agent and the other Purchaser Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in an Investment, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15.          USA Patriot Act. Each of the Administrative Agent and each of the other Purchaser Parties hereby notifies the Seller and the Master Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Purchaser Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Master Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Master Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Purchaser Parties to identify the Seller, the Originators, the Master Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Master Servicer agrees to provide the Administrative Agent and each other Purchaser Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

SECTION 14.16.          Right of Setoff. Each Purchaser Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser Party (including by any branches or agencies of such Purchaser Party) to, or for the account of, the Seller or the Master Servicer against amounts owing by the Seller or the Master Servicer hereunder (even if contingent or unmatured); provided that such Purchaser Party shall notify the Seller or the Master Servicer, as applicable, promptly following such setoff.

SECTION 14.17.          Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.18.          Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19.          Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20.          Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Purchaser shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 14.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 14.21.          Holding Company Reorganization. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the parties hereto acknowledge and agree that (i) so long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing and (ii) the Parent is in pro forma compliance with the Gray Credit Agreement Financial Covenant and the Debt Incurrence Test (as defined in the Gray Credit Agreement), in each case after giving effect to such Holding Company Reorganization (regardless of whether a Suspension Period (as defined in the Gray Credit Agreement) is in effect at such time), the Parent and its Subsidiaries may complete a Holding Company Reorganization to the extent such Holding Company Reorganization is then permitted under the Gray Credit Agreement. In furtherance of this Section 14.21, each Purchaser hereby irrevocably authorizes the Administrative Agent, on behalf of such Purchaser and without further action or consent by such Purchaser, to enter into amendments or modifications to this Agreement or to enter into additional Transaction Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of such Holding Company Reorganization; provided that:

(a)         the Administrative Agent shall have received written notice, in form and substance reasonably satisfactory to the Administrative Agent, of such Holding Company Reorganization (which notice shall describe in reasonable detail the terms and structure of all proposed steps to effectuate such Holding Company Reorganization), not less than thirty (30) days prior to the completion of such Holding Company Reorganization;

(b)         concurrently with the completion of such Holding Company Reorganization, the Administrative Agent shall have received (i) a reaffirmation agreement from each Gray Party (and, to the extent that Gray remains the Master Servicer hereunder, Gray) reaffirming such Person’s obligations under the Transaction Documents to which it is a party and (ii) an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the New Servicer (to the extent that Gray is no longer the Master Servicer) which such agreement shall provide for the assumption by the New Servicer of all of the obligations of Gray as Master Servicer (to the extent that Gray is no longer the Master Servicer) as the “Master Servicer” hereunder and under the other Transaction Documents, in each case, immediately prior to the completion of such Holding Company Reorganization;

(c)         concurrently with the completion of such Holding Company Reorganization, the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Holding Company which such agreement shall provide for the assumption by the Holding Company of all of the obligations of Gray as Performance Guarantor hereunder and under the other Transaction Documents, in each case, immediately prior to the completion of such Holding Company Reorganization; (ii) a secretary certificate for the Holding Company, in form and substance reasonably satisfactory to the Administrative Agent, together with appropriate attachments; and (iii) updated schedules to this Agreement and such other updated schedules to the Transaction Documents as may be necessary to make the representations and warranties contained in the Transaction Documents true and correct in all material respects as of the date such Person is joined to any applicable Transaction Document (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects); and

(d)         concurrently with the completion of such Holding Company Reorganization, (i) the Administrative Agent shall have received all other documentation, including one or more opinions of counsel, which are reasonably satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Holding Company Reorganization, the New Servicer (to the extent that Gray is no longer the Master Servicer) and the Holding Company and (ii) each Purchaser shall have received all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act as it shall request.

(e)         The parties hereto acknowledge and agree that each document, agreement or instrument executed or issued pursuant to this Section 14.21 will be a “Transaction Document” for purposes of this Agreement.

SECTION 14.22.          Post-Closing Covenants.

(a)         No later than the Post-Closing Date, the Seller and the Master Servicer shall deliver to the Administrative Agent a fully executed Control Agreement with respect to each Collection Account, in form and substance reasonably satisfactory to the Administrative Agent.

(b)         No later than the Post-Closing Date, the Seller and the Master Servicer shall deliver to the Administrative Agent a written opinion of counsel to the Gray Parties, in form and substance reasonably satisfactory to the Administrative Agent, covering enforceability and security interest perfection matters with respect to the Control Agreement referred to in clause (a) above.

(c)         Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the failure of the Seller or the Master Servicer to timely perform its obligations under this Section 14.22 shall constitute an immediate Event of Termination under this Agreement with no grace period.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRAY AR, LLC By: Name: Title:

GRAY ~~TELEVISION~~MEDIA, INC., as the Master Servicer By: Name: Title:

Receivables Purchase Agreement

WELLS FARGO BANK, N.A., as Administrative Agent By: Name: Title:

WELLS FARGO BANK, N.A., as a Purchaser By: Name: Title:

Receivables Purchase Agreement

PNC ~~BANK OF AMERICA, N.A.~~, NATIONAL ASSOCIATION,
as a Purchaser

By:________________________________________
Name:
Title:

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By:________________________________________
Name:
Title:

Receivables Purchase Agreement

TRUIST BANK, as a Purchaser By:________________________________________ Name: Title:

Receivables Purchase Agreement

REGIONS BANK, as a Purchaser By:________________________________________ Name: Title:

Receivables Purchase Agreement